                                                                       Exhibit 1

                                                                  Execution Copy












                             INVESTMENT AGREEMENT

                                  dated as of

                               February 27, 2001

                                by and between

                              ITC/\DeltaCom, Inc.

                                      and

                           ITC Holding Company, Inc.

                                                                       Exhibit 1

                               TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
ARTICLE I  ISSUANCE AND SALE OF PREFERRED SHARES AND WARRANTS..................................    1
                      1.1.     Issuance, Purchase and Sale.....................................    1
                               ---------------------------
                      1.2.     Initial Closing.................................................    3
                               ---------------
                      1.3.     Draw Downs; Draw Down Closings..................................    3
                               ------------------------------
                      1.4.     Deliveries......................................................    4
                               ----------
                      1.5.     Calculation of Initial Conversion Price.........................    4
                               ---------------------------------------
                      1.6      Capitalized Terms...............................................    5
                               -----------------

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................    5
                      2.1.     Organization; Subsidiaries; Books and Records...................    5
                               ---------------------------------------------
                      2.2.     Due Authorization...............................................    6
                               -----------------
                      2.3.     Capitalization..................................................    7
                               --------------
                      2.4.     SEC Reports; Registration; Listing of Common Stock..............    7
                               --------------------------------------------------
                      2.5.     Financial Statements............................................    8
                               --------------------
                      2.6.     Absence of Certain Changes......................................    8
                               --------------------------
                      2.7.     Litigation......................................................    8
                               ----------
                      2.8.     Consents; No Violations.........................................    9
                               -----------------------
                      2.9.     Compliance with Laws; Licenses..................................    9
                               ------------------------------
                      2.10.    Commitments.....................................................   10
                               -----------
                      2.11.    Brokers or Finders..............................................   10
                               ------------------
                      2.12.    Section 203 of the DGCL; Takeover Statute.......................   10
                               -----------------------------------------
                      2.13.    No General Solicitation or Advertising; No Integration..........   11
                               -------------------------------------------------------
                      2.14.    Investment Company Status.......................................   11
                               -------------------------
                      2.15.    Opinion of Financial Adviser....................................   11
                               ----------------------------
                      2.16.    Disclosure......................................................   11
                               ----------

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................................   12
                      3.1.     Acquisition for Investment......................................   12
                               --------------------------
                      3.2.     Accredited Investor Status......................................   12
                               --------------------------
                      3.3.     Information.....................................................   12
                               -----------
                      3.4.     Government Review...............................................   12
                               -----------------
                      3.5.     Sale or Transfer................................................   12
                               ----------------
                      3.6.     Residency.......................................................   13
                               ---------
                      3.7.     No Brokers or Finders...........................................   13
                               ---------------------
                      3.8.     Organization....................................................   13
                               ------------

                                                                       Exhibit 1

                      3.9.     Due Authorization...............................................   13
                               -----------------
                      3.10.    Consents, No Violations.........................................   14
                               -----------------------
                      3.11.    Litigation......................................................   14
                               ----------
                      3.12.    Investment Company Act..........................................   14
                               ----------------------
                      3.13.    Availability of Funds...........................................   14
                               ---------------------
                      3.14     Ownership of Capital Stock......................................   14
                               --------------------------

ARTICLE IV            COVENANTS................................................................   15
                      4.1      Public Announcements............................................   15
                               --------------------
                      4.2      HSR Act.........................................................   15
                               -------
                      4.3      Consents, Approvals and Filings.................................   16
                               -------------------------------
                      4.4      Reasonable Best Efforts.........................................   16
                               -----------------------
                      4.5      Company Stockholder Approval; Series A Holder Approval..........   16
                               ------------------------------------------------------
                      4.6.     Listing.........................................................   16
                               -------
                      4.7.     Series B Certificate of Designation.............................   16
                               -----------------------------------
                      4.8.     Reservation of Common Stock.....................................   17
                               ---------------------------
                      4.9      Use of Proceeds.................................................   17
                               ---------------
                      4.10     Board Representation Rights.....................................   17
                               ---------------------------
                      4.11     Confidential Treatment of Confidential Information..............   17
                               --------------------------------------------------
                      4.12     Notification of Certain Matters.................................   17
                               -------------------------------
                      4.13     Registration Rights.............................................   18
                               -------------------
                      4.14     Legends.........................................................   18
                               -------
                      4.15     Compliance with Securities Laws.................................   18
                               -------------------------------
                      4.16     Further Assurances..............................................   18
                               ------------------

ARTICLE V  RESTRICTIONS ON TRANSFER............................................................   19
                      5.1.     Restrictions on Transfer........................................   19
                               ------------------------
                      5.2      Compliance with Laws; Stop Order................................   19
                               --------------------------------
                      5.3      Separation of Preferred Shares and Warrants.....................   19
                               -------------------------------------------
                      5.4      No Short Sales..................................................   19
                               --------------

ARTICLE VI            CONDITIONS...............................................................   20
                      6.1.     Conditions to Obligations of the Purchaser and the
                               --------------------------------------------------
                               Company at Each Closing.........................................   20
                               -----------------------
                      6.2.     Additional Conditions to Obligations of the Purchaser at
                               --------------------------------------------------------
                               Each Closing....................................................   20
                               ------------
                      6.3.     Additional Conditions to Obligations of the Company at
                               ------------------------------------------------------
                               Each Closing....................................................   22
                               ------------

ARTICLE VII  TERMINATION.......................................................................   23
                      7.1.     Termination.....................................................   23
                               -----------
                      7.2.     Effect of Termination...........................................   24
                               ---------------------
                      7.3.     Extensions; Waiver..............................................   24
                               ------------------

                                                                       Exhibit 1

ARTICLE VIII          INDEMNIFICATION..........................................................   25
                      8.1.     Indemnification.................................................   25
                               ---------------
                      8.2.     Method of Asserting Indemnification for Third Party Claims......   25
                               ----------------------------------------------------------
                      8.3.     Method of Asserting Indemnification for Other Claims............   26
                               ----------------------------------------------------
                      8.4.     Limitations on Indemnification..................................   26
                               ------------------------------

ARTICLE IX            MISCELLANEOUS............................................................   27
                      9.1.     Definitions.....................................................   27
                               -----------
                      9.2.     Survival of Representations and Warranties......................   32
                               ------------------------------------------
                      9.3.     Fees and Expenses...............................................   32
                               -----------------
                      9.4.     Specific Enforcement............................................   32
                               --------------------
                      9.5.     Restrictive Legends.............................................   32
                               -------------------
                      9.6.     Successors and Assigns..........................................   35
                               ----------------------
                      9.7.     Inspections; No Other Representations...........................   36
                               -------------------------------------
                      9.8.     Entire Agreement................................................   36
                               ----------------
                      9.9.     Notices.........................................................   37
                               -------
                      9.10.    Business Days...................................................   37
                               -------------
                      9.11.    Amendments; Waivers.............................................   38
                               -------------------
                      9.12.    Counterparts....................................................   38
                               ------------
                      9.13.    Descriptive Headings; Interpretation; No Strict Construction....   38
                               ------------------------------------------------------------
                      9.14.    References......................................................   39
                               ----------
                      9.15.    Governing Law...................................................   39
                               -------------
                      9.16.    Exclusive Jurisdiction; Venue...................................   39
                               -----------------------------
                      9.17.    Waiver of Jury Trial............................................   39
                               --------------------
                      9.18.    Severability....................................................   39
                               ------------
                      9.19.    Delivery by Facsimile...........................................   40
                               ---------------------

                             INVESTMENT AGREEMENT

          INVESTMENT AGREEMENT (this "Agreement"), dated as of February 27,
                                      ---------
2001, is made between ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), and ITC Holding Company, Inc., Delaware corporation (the
 -------
"Purchaser").
 ---------

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Company (i) 150,000 shares in multiple series of cumulative convertible preferred stock, par value $.01 per share, of the Company (the "Series B Preferred Stock") and (ii) warrants (the "Warrants") to purchase
      ------------------------                           --------
shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock"); and

          WHEREAS, the Purchaser and the Company wish to provide for the purchase and sale of the Series B Preferred Stock and the Warrants and to establish certain rights and obligations in connection therewith;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                   ARTICLE I

              ISSUANCE AND SALE OF PREFERRED SHARES AND WARRANTS

          1.1.  Issuance, Purchase and Sale. (a) Upon the terms and subject to
                ---------------------------
the conditions set forth herein, at each Closing (as defined in Section 1.3(c)) the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company (i) shares of Series B Preferred Stock (the "Preferred Shares") at a
                                                         ----------------
stated price of $1,000 per share and (ii) Warrants having an initial exercise price per share of Common Stock that is equal to the initial conversion price per share of Common Stock of the Preferred Shares issued and sold at such Closing. The Preferred Shares to be purchased and sold at each Closing shall be issued pursuant to a separate certificate of designation substantially in the form of Exhibit 2.2 hereto (the "Series B Certificate of Designation"). The
        -----------              -----------------------------------
Preferred Shares to be issued at the Initial Closing (as defined in Section 1.2) shall be designated by the Company Board as "Series B-1 Cumulative Convertible Preferred Stock," and each issue of Preferred Shares purchased and sold at any subsequent Closing shall be designated by the Company Board as a series of the Series B Preferred Stock. The various series of the Series B Preferred Stock designated by the Company Board after the Series B-1 Cumulative Convertible Preferred Stock shall be consecutively numbered, beginning with

"Series B-2 Cumulative Convertible Preferred Stock" for the series to be purchased and sold at the first Closing that shall take place after the Initial Closing.

          (b) Upon the terms and subject to the conditions set forth herein, at the Initial Closing the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company (i) 30,000 Preferred Shares for an aggregate purchase price of $30,000,000 in cash and (ii) Warrants having an aggregate exercise price of $9,000,000.

          The Company shall have the right, but shall not be obligated, to sell at the Initial Closing to one or more investors unaffiliated with ITC Holding Company, Inc. ("Holding") selected by the Company, in its sole discretion, upon
                -------
the terms and subject to the conditions set forth in this Agreement, (i) up to 50,000 Preferred Shares committed under this Agreement to be purchased by Holding after the Initial Closing and (ii) Warrants having an aggregate exercise price that is equal to 30% of the aggregate purchase price of the Preferred Shares, if any, sold to such other investors on the Initial Closing Date. Each such other investor shall be a Qualified Investor, except as otherwise provided in this Agreement. If the Company receives an indication of interest from any such Qualified Investor to purchase Preferred Shares and Warrants, it shall provide written notice of such indication of interest to the Purchaser not later than 15 Business Days before the Initial Closing Date. Such written notice shall specify with respect to each Qualified Investor (i) the name of such Qualified Investor, (ii) the number of Preferred Shares and the aggregate exercise price of the Warrants proposed to be purchased by such Qualified Investor and (iii) information as may be reasonable and customary concerning the financial capability of such Qualified Investor to consummate the purchase of such Preferred Shares and Warrants at the Initial Closing Date. Following receipt of such a notice with respect to any such Qualified Investor, the Purchaser shall have the right, but shall not be obligated, to purchase from the Company at the Initial Closing (i) all but not less than all of the Preferred Shares proposed to be sold to any such Qualified Investor and (ii) Warrants having an aggregate exercise price that is equal to 30% of the aggregate purchase price of such Preferred Shares. To exercise its right to purchase such additional number of Preferred Shares and Warrants, the Purchaser shall provide the Company with written notice of such exercise at least ten Business Days prior to the Initial Closing Date. The Purchaser's notice, which shall constitute a binding agreement upon receipt by the Company to purchase such Preferred Shares and Warrants on the Initial Closing Date, shall state the number of additional Preferred Shares for which the Purchaser has exercised its purchase right pursuant to this paragraph. Nothing in this paragraph shall limit or restrict the ability of the Company to pay to any potential investor unaffiliated with Holding customary fees (including commitment fees) which may be payable whether or not the Purchaser exercises its purchase right under this paragraph.

          (c) Upon the terms and subject to the conditions set forth herein, during the Commitment Period, the Company, in its sole discretion, may sell to the Purchaser and the Purchaser shall purchase from the Company, for an aggregate purchase price of up to $120,000,000 in cash (such $120,000,000 amount, as adjusted pursuant hereto, the

"Commitment Amount"), (i) up to 120,000 Preferred Shares at a stated price of
 -----------------
$1,000 per share and (ii) Warrants having an aggregate exercise price calculated in accordance with the following sentence, based on Draw Downs (subject to the Minimum Draw Down Amount and the Maximum Draw Down Amount) which the Company, in its sole discretion, may choose to exercise during the Commitment Period. In connection with each Draw Down, the Company shall issue to the Purchaser Warrants having an aggregate exercise price that is equal to 30% of the aggregate purchase price of the Preferred Shares sold pursuant to such Draw Down. The Commitment Amount shall be reduced from $120,000,000 by (i) the amount of the aggregate purchase price paid by any other investors referred to in
Section 1.1(b) for the Preferred Shares and Warrants issued and sold to such other investors at the Initial Closing and (ii) (A) $1.00 for each $1.33 of Net Proceeds received by the Company from any sales of Qualifying Debt Securities for cash consummated by the Company from and after the date of this Agreement and (B) $1.00 for each $1.00 of Net Proceeds received by the Company from any sales of Qualifying Equity Securities for cash consummated by the Company from and after the date of this Agreement.

          1.2.  Initial Closing. The closing of the purchase and sale of the
                ---------------
Preferred Shares and Warrants pursuant to Section 1.1(b) (the "Initial Closing")
                                                               ---------------
shall take place at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, NW, Washington, D.C. 20004 at 10:00 a.m. on the first Business Day following the satisfaction or waiver of the applicable conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at such Closing, but subject to the satisfaction or waiver of those conditions) provided that the Initial Closing may take place at such other place, time or date as shall be mutually agreed upon by the Company and the Purchaser (the date of the Initial Closing, the "Initial Closing Date").
                                                 --------------------

          1.3.  Draw Downs; Draw Down Closings. (a) Upon the terms and subject
                ------------------------------
to the conditions set forth herein, on any Business Day during the Commitment Period on which the applicable conditions set forth in Article VI have been satisfied or waived, the Company may exercise a Draw Down by the delivery of a Draw Down Notice to the Purchaser. The Company may deliver the initial Draw Down Notice to the Purchaser before the commencement of the Commitment Period.

          (b) The aggregate purchase price for the Preferred Shares and Warrants subject to each Draw Down, as specified in the corresponding Draw Down Notice, shall not be less than the Minimum Draw Down Amount nor more than the Maximum Draw Down Amount and shall not be more than (i) the Commitment Amount minus (ii) the aggregate purchase price of all Preferred Shares and Warrants previously issued and sold pursuant to Draw Downs.

          (c) Each closing of the purchase and sale of the Preferred Shares and Warrants pursuant to Section 1.1(c) (each, a "Draw Down Closing") shall take
                                                  -----------------
place at the offices of Hogan & Hartson L.L.P., Columbia Square, 555 Thirteenth Street, NW,

Washington, D.C. 20004 at 10:00 a.m. on the 30/th/ day following the receipt by the Purchaser of a Draw Down Notice; provided, that the parties' obligations at each such closing are subject to the prior satisfaction or waiver of the applicable conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at such Closing, but subject to the satisfaction or waiver of those conditions) or at such other place, time or date as shall be mutually agreed upon by the Company and the Purchaser. The date of each Draw Down Closing is referred to herein as a "Draw Down Closing Date."
                                                   ----------------------
Unless mutually agreed by the Company and the Purchaser, no Draw Down Closing Date shall take place earlier than the 45/th/ day after a prior Draw Down Closing Date. The first Draw Down Closing may not take place until the earlier of (x) the 45/th/ day after the Initial Closing Date and (y) June 15, 2001. The Initial Closing and each Draw Down Closing are each referred to herein as a "Closing" and collectively as the "Closings." The Initial Closing Date and each
 -------                           --------
Draw Down Closing Date are each referred to herein as a "Closing Date."
                                                         ------------

          1.4.  Deliveries. At each Closing, the Company shall deliver to the
                ----------
Purchaser (i) stock certificates, each registered in the name of the Purchaser, representing the Preferred Shares being purchased by the Purchaser at such Closing, (ii) the Warrants, each of which shall be substantially in the form of
Exhibit 1.4, being purchased by the Purchaser at such Closing and (iii) such
-----------
other deliveries as are specified in Section 6.2(j). Delivery of such stock certificates and Warrants and such other deliveries shall be made against receipt by the Company of (i) the portion of the purchase price payable therefor, which shall be paid by wire transfer of immediately available funds to an account designated in writing by the Purchaser to the Company at least three Business Days prior to the applicable Closing Date, and (ii) such other deliveries as are specified in Section 6.3(d).

          1.5.  Calculation of Initial Conversion Price. The Applicable
                ---------------------------------------
Conversion Price of the Preferred Shares that shall be issued and sold to the Purchaser on the Initial Closing Date shall be equal to the lower of (i) $8.74 and (ii) the sum of (a) the average of the daily Market Prices of the Common Stock for the 20 consecutive trading days ending on the Business Day immediately preceding the Initial Closing Date plus (b) 15% of the amount specified in clause (a) (the "Initial Series B Conversion Price"). The Applicable Conversion
                 ---------------------------------
Price of the Preferred Shares that shall be issued and sold to the Purchaser on each Draw Down Closing Date shall be equal to the lower of (a) the Initial Series B Conversion Price and (b) the sum of (A) the average of the daily Market Prices of the Common Stock for the 20 consecutive trading days ending on the Business Day immediately preceding such Draw Down Closing Date plus (B) 15% of the amount specified in clause (A). For purposes of this Section 1.5, "Applicable Conversion Price" and "Market Prices" shall have the meanings given
 ---------------------------       -------------
to such terms in the Series B Certificate of Designation. Each Applicable Conversion Price shall be rounded to the nearest cent, with 0.5 of a cent rounded down to the nearest cent.

          1.6  Capitalized Terms. Capitalized terms not otherwise defined in
               -----------------
this Agreement shall have the meanings ascribed to such terms in Section 9.1.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Purchaser, as of the date hereof and as of each Closing Date, as set forth in this Article II. Each reference in this Article II to a Schedule shall be to the disclosure schedule delivered by the Company to the Purchaser on or before the date of this Agreement (the "Company Disclosure Schedule").
                ---------------------------

          2.1.  Organization; Subsidiaries; Books and Records. (a) The Company
                ---------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing in each jurisdiction in which the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure so to qualify or be licensed would not, individually or in the aggregate, have a Material Adverse Effect.

                (b) Except as set forth on Schedule 2.1(b) or as disclosed in
                                           ---------------
the SEC Reports (as defined in Section 2.4), (i) the Company owns, either directly or indirectly, all of the Capital Stock or other equity interests of the Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances (collectively, the "Encumbrances") and (ii) there are no outstanding
                    ------------
subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued Capital Stock or other equity interests of any Subsidiary, or any Commitments (as defined in Section 2.10) of any character whatsoever relating to issued or unissued Capital Stock or other equity interests of any Subsidiary or pursuant to which any Subsidiary is or may become bound to issue or grant additional shares of its Capital Stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except for the Subsidiaries or as disclosed in the SEC Reports, the Company does not own, directly or indirectly, any interest in any corporation, limited liability company, partnership, business association or other Person in excess of 9.9% of the outstanding equity of such corporation, limited liability company, partnership, business association or other Person.

                (c) The Company has made available to the Purchaser true and correct copies of the Company's certificate of incorporation, as amended and in effect on the date hereof, and the Company's bylaws, as amended and in effect on the date hereof.

The minute books and other similar records of the Company and its Subsidiaries as made available to the Purchaser prior to the date hereof contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the boards of directors of the Company and the Subsidiaries.

          2.2.  Due Authorization. The Company has the requisite corporate power
                -----------------
and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, the issuance, sale and delivery of the Preferred Shares and the Warrants by the Company, and the compliance by the Company with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party (including the reservation and issuance of the Common Stock issuable upon conversion of the Series B Preferred Stock (the "Conversion Shares") and the
                                                 -----------------
reservation, issuance and sale of the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"), and the consummation by the Company of the
               --------------
transactions contemplated hereby and thereby) (i) are within the corporate power and authority of the Company and (ii) have been duly authorized by all necessary corporate action of the Company, subject to (A) the approval and adoption of each Series B Certificate of Designation by the Company Board, (B) the Series A Holder Approval and (C) the Company Stockholder Approval. This Agreement has been, and each of the other Transaction Documents to which the Company is a party when executed and delivered by the Company shall be, duly and validly executed and delivered by the Company. Assuming due authorization, execution and delivery by the Purchaser of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Company shall constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity. The terms, designations, powers, preferences and relative participation, optional and other special rights, qualifications, limitations and restrictions of each series of the Series B Preferred Stock shall be as set forth in the Series B Certificate of Designation pursuant to which such series shall be issued. The Preferred Shares have been validly reserved for issuance and, when issued and delivered in accordance with the terms of this Agreement, shall be validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company. The Conversion Shares and the Warrant Shares have been validly reserved for issuance and, when issued and delivered in accordance with the terms of the applicable Series B Certificate of Designation and the Warrants, respectively, shall be duly and validly issued and outstanding, fully paid and non-assessable, and not subject to the preemptive or other similar rights of the stockholders of the Company.

          2.3. Capitalization. As of the date of this Agreement, the authorized Capital Stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which, as of the close of business on February 21, 2001, 62,200,615 shares were issued and outstanding and of which no more than 10,000 additional shares (excluding any shares issued upon exercise of outstanding options set forth on
Schedule 2.3) have been issued between February 21, 2001 and the date hereof;
------------
and (iii) 5,000,000 shares of Preferred Stock, par value $.01 per share, of which as of the date hereof, 1,480,771 shares are issued and outstanding as Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A
                                                                      --------
Preferred Stock"). As of the date of this Agreement, the Series A Preferred
---------------
Stock has an aggregate liquidation value of $10,957,705 and is convertible into 2,961,542 shares of Common Stock. All of the issued and outstanding shares of Common Stock and Series A Preferred Stock have been duly authorized and are validly issued, fully paid and non-assessable. No shares of Capital Stock of the Company are entitled to preemptive rights. Except as set forth on Schedule 2.3
                                                                  ------------
or as disclosed in the SEC Reports or as otherwise contemplated by Article 1, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever (collectively, "Rights") relating to issued or unissued Capital Stock of the
                ------
Company, or any Commitments of any character whatsoever relating to issued or unissued Capital Stock of the Company or pursuant to which the Company is or may become bound to issue additional shares of its Capital Stock or grant related Rights, or to grant preemptive rights. To the extent that any Rights are outstanding, neither the issuance and sale of the Preferred Shares or Warrants nor any issuance of Conversion Shares or Warrant Shares shall result in an adjustment of the exercise or conversion price or number of shares issuable upon the exercise or conversion of any such Rights. Except as set forth on Schedule
                                                                      --------
2.3, as disclosed in the SEC Reports or as otherwise contemplated by Article I,
---
(i) the Company has not agreed to register any securities under the Securities Act and (ii) there are no voting trusts, stockholders agreements, proxies or other Commitments or understandings in effect to which the Company is a party with respect to the voting or transfer of any of the outstanding shares of Common Stock or Series A Preferred Stock.

          2.4.  SEC Reports; Registration; Listing of Common Stock. (a) The
                --------------------------------------------------
Company has timely filed with the Securities and Exchange Commission (the "SEC")
                                                                           ---
all reports, proxy statements, registration statements and other documents required to be filed by it under the Securities Act and the Exchange Act since January 1, 1999 and has made available to the Purchaser complete copies of all such reports, proxy statements, registration statements and other documents (including the financial statements and other financial data contained herein) (collectively, the "SEC Reports"). On the date of its filing, each SEC Report
                    -----------
complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Company has registered its Common Stock pursuant to Section 12(g) of the Exchange Act. The Common Stock is currently listed on the National Market System of The Nasdaq Stock Market, Inc. (the "Nasdaq Stock Market").
                                                     -------------------

          2.5.  Financial Statements. The consolidated financial statements of
                --------------------
the Company (including any related schedules and notes) included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently followed throughout the periods
                        ----
involved (except as may be indicated in the notes thereto and, in the case of interim financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present in accordance with GAAP the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Company and the Subsidiaries as of the respective dates thereof and for the respective periods then ended (except as may be indicated in the notes thereto and except, in the case of interim financial statements, for the absence of notes and as permitted by Form 10-Q under the Exchange Act and subject to changes resulting from year-end adjustments, none of which are material in amount or effect). Except as set forth on Schedule 2.5 or as disclosed in the
                                          ------------
SEC Reports, neither the Company nor any of the Subsidiaries has any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown, whether due or to become due and regardless of when asserted), except liabilities and obligations (i) in the respective amounts reflected or reserved against in the unaudited consolidated balance sheet of the Company and the Subsidiaries as of September 30, 2000 (the "Balance Sheet
                                                            -------------
Date"), (ii) incurred in the ordinary course of business since the Balance Sheet
----
Date or (iii) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          2.6.  Absence of Certain Changes. Except as set forth on Schedule 2.6
                --------------------------                         ------------
or as disclosed in the SEC Reports, since the Balance Sheet Date, neither the Company nor any of the Subsidiaries has suffered any change, event or development or series of changes, events or developments which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

          2.7.  Litigation. (a) Except as set forth on Schedule 2.7(a) or as
                ----------                             ---------------
disclosed in the SEC Reports, there is no claim, action, suit, investigation or proceeding (collectively, "Litigation") pending or, to the Knowledge of the
                           ----------
Company, threatened against the Company or any of the Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which (i) challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or
(ii) if resolved adversely to the Company or a Subsidiary, would reasonably be expected to have a Material Adverse Effect.

          (b) Except as disclosed in the SEC Reports, neither the Company nor any of the Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, except for defaults or breaches which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          2.8.  Consents; No Violations. Neither the execution, delivery or
                -----------------------
performance by the Company of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby shall (i) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws of the Company or of the certificate of incorporation, bylaws or other organizational documents of any of the Subsidiaries; (ii) except as set forth on
Schedule 2.8, constitute, with or without notice or the passage of time or both,
------------
a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (a) any Law or (b) any provision of any agreement or other instrument to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; or (iii) require any consent, order, approval or authorization of, notification or submission to, filing with, license or permit from, or exemption or waiver by, any Governmental Entity or any other Person (collectively, the "Consents, Approvals and Filings")
                                               -------------------------------
on the part of the Company or any of the Subsidiaries, except for (a) the filing of each Series B Certificate of Designation with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), (b) the Consents,
                        ---------------------------
Approvals and Filings required under the HSR Act, (c) the Consents, Approvals and Filings required under the Securities Act, the Exchange Act and applicable state securities laws, (d) the Consents, Approvals and Filings required under rules of the Nasdaq Stock Market, (e) the Consents, Approvals and Filings set forth on Schedule 2.8 and (f) such other Consents, Approvals and Filings which
         ------------
the failure of the Company or any of the Subsidiaries to make or obtain would not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement or any Transaction Document.

          2.9.  Compliance with Laws; Licenses. (a) Neither the Company nor any
                ------------------------------
of the Subsidiaries is in violation of any applicable Laws with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

          (b) The Company and the Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted (collectively, the "Licenses"), except for such Licenses the absence of which, individually or
     --------
in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. The

Company and the Subsidiaries are in compliance with the terms of the Licenses, except for failures to be in compliance which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

          2.10.  Commitments. Schedule 2.10 sets forth, as of the date hereof, a
                 -----------  -------------
complete and correct list of each contract, agreement, understanding, arrangement and commitment of any nature whatsoever, whether written or oral, including all amendments thereof and supplements thereto ("Commitments"), of the
                                                           -----------
following types to which the Company or any Subsidiary is a party or by or to which the Company or any Subsidiary or any of their properties may be bound or subject and which are not filed as exhibits to any SEC Report filed by the Company with the SEC since January 1, 2000:

          (i) Commitments containing covenants purporting to limit the freedom of the Company or any Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals, except in connection with or resulting from acquisitions;

          (ii) Commitments relating to capital expenditures in excess of $10,000,000;

          (iii) Commitments relating to indentures, mortgages, promissory notes, loan agreements, guarantees, letters of credit or other substantially similar agreements or instruments of the Company or any Subsidiary involving amounts in excess of $1,000,000;

          (iv) Commitments in respect of any joint venture, partnership or other similar arrangement;

          (v) Commitments with any Governmental Entity involving payments in excess of $1,000,000; and

          (vi) Commitments relating to interconnection agreements with local carriers and Commitments with customers, in each case involving payments in excess of $1,000,000 per calendar year.

          2.11.  Brokers or Finders. Except for Banc of America Securities LLC
                 ------------------
and Morgan Stanley & Co. Incorporated, whose fees shall be paid by the Company, no agent, broker, investment banker or other Person is or shall be entitled to any broker's or finder's fee or any other commission or similar fee from the Company or any of the Subsidiaries in connection with any of the transactions contemplated by this Agreement to occur on any Closing Date.

          2.12.  Section 203 of the DGCL; Takeover Statute. The Company Board
                 -----------------------------------------
has taken all actions necessary or advisable so that the restrictions contained in

Section 203 of the DGCL applicable to a "business combination" (as defined in such Section) shall not apply to the execution, delivery or performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby shall not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws.

          2.13.  No General Solicitation or Advertising; No Integration.  With
                 -------------------------------------------------------
respect to any offering of the Preferred Shares, the Warrants, the Conversion Shares or the Warrant Shares (collectively, the "Securities") made without
                                                 ----------
registration under the Securities Act and applicable state securities laws, the Company has not (i) engaged in any general solicitation or general advertising (as such terms are used in Rule 502(c) of the Securities Act), or (ii) made any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold under this Agreement under the Securities Act or any state securities law.

          2.14.  Investment Company Status.  The Company is not an "investment
                 -------------------------
company," as such term is defined in the Investment Company Act (an "Investment Company"). The Company is not "controlled" by an Investment
 ------------------
Company, as such term is defined in the Investment Company Act.

          2.15.  Opinion of Financial Adviser.  The Company has received the
                 ----------------------------
opinion of Banc of America Securities LLC to the effect that, as of the date of this Agreement, the consideration to be received by the Company pursuant to
Section 1.1(b) is fair from a financial point of view to the Company, subject to the qualifications and assumptions contained therein.

          2.16.  Disclosure.  Neither this Agreement nor any other Transaction
                 ----------
Document, nor any Schedule or Exhibit hereto or thereto (including the Company Disclosure Schedule), nor any certificate furnished to the Purchaser by or on behalf of the Company pursuant to Article VI, when considered together with the other such documents and written information, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. For purposes of the preceding sentence, any preliminary document or written information shall be disregarded if a final or updated version of such document or written information was delivered to the Purchaser by the Company prior to the date hereof.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser represents and warrants to the Company as of the date hereof and as of each Closing Date, as set forth in this Article III. Each reference in this Article III to a Schedule shall be to the disclosure schedule delivered by the Purchaser to the Company on or before the date of this Agreement (the "Purchaser Disclosure Schedule").
                -----------------------------

          3.1.  Acquisition for Investment.  The Purchaser is acquiring the
                --------------------------
Securities for its own account, for investment and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act (it being understood that except as otherwise provided in this Agreement and the Transaction Documents to which it is a party, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with the Securities Act and state securities laws applicable to such disposition).

          3.2.  Accredited Investor Status.  The Purchaser is an "accredited
                --------------------------
investor," as that term is as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment. The Purchaser understands that its investment in the Securities involves a significant degree of risk. Holding is a Qualified Investor.

          3.3.  Information.  The Purchaser and its advisers have been
                -----------
furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser or its advisers. The Purchaser and its advisers have been afforded the opportunity to ask questions of the Company's management concerning the Company and the Securities.

          3.4.  Government Review.  The Purchaser understands that no
                -----------------
Governmental Entity has passed upon or made any recommendation or endorsement of the Securities.

          3.5.  Sale or Transfer.  The Purchaser understands that (i) except
                ----------------
as provided in this Agreement or the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be sold or otherwise transferred unless (a) the Securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) the Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) the Securities are sold pursuant to Rule 144 under the Securities Act; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with another exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

          3.6.  Residency.  The principal offices of the Purchaser and the
                ---------
offices of the Purchaser in which it made its decision to purchase the Securities are located in the State of Alabama.

          3.7.  No Brokers or Finders.  Except as set forth on Schedule 3.7,
                ---------------------                          ------------
no agent, broker, investment banker or other Person is or shall be entitled to any broker's or finder's fee or any other commission or similar fee from the Purchaser in connection with the transactions contemplated by this Agreement to occur on any Closing Date.

          3.8.  Organization.  The Purchaser is an entity duly organized,
                ------------
validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is now being conducted.

          3.9.  Due Authorization.  The Purchaser has the requisite power and
                -----------------
authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the compliance by the Purchaser with each of the provisions of this Agreement and each of the Transaction Documents to which it is a party (including the consummation by the Purchaser of the transactions contemplated hereby and thereby) (i) are within the power and authority of the Purchaser and (ii) have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been, and each of the other Transaction Documents to which it is a party when executed and delivered by the Purchaser shall be, duly and validly executed and delivered by the Purchaser. Assuming due authorization, execution and delivery by the Company of the Transaction Documents to which it is a party, this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Purchaser shall constitute, a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

          3.10.  Consents, No Violations.  Neither the execution, delivery or
                 -----------------------
performance by the Purchaser of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby shall (i) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation, bylaws or other organizational documents of the Purchaser; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (a) any Law, or (b) any provision of any agreement or other instrument to which the Purchaser is a party or pursuant to which the Purchaser or its assets or properties is subject, except for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not materially adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement or any Transaction Document to which it is a party; or (iii) require any Consents, Approvals and Filings on the part of the Purchaser, except for (a) the Consents, Approvals and Filings required under the HSR Act, (b) the Consents, Approvals and Filings required under the Exchange Act and applicable state securities laws, (c) the Consents, Approvals and Filings set forth on Schedule 3.10 and (d)
                                                           -------------
such other Consents, Approvals and Filings which the failure of the Purchaser to make or obtain would not materially adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement or any Transaction Document.

          3.11.  Litigation.  There is no Litigation pending or, to the
                 ----------
knowledge of the Purchaser, threatened against the Purchaser or any of its Affiliates or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

          3.12.  Investment Company Act.  The Purchaser is not an Investment
                 ----------------------
Company or "controlled" by an Investment Company, as such term is defined in the Investment Company Act.

          3.13.  Availability of Funds.  The Purchaser has sufficient funds to
                 ---------------------
pay the purchase price for the Preferred Shares and the Warrants to be issued and sold by the Company pursuant to Article I.

          3.14   Ownership of Capital Stock.  Holding is the ultimate
                 --------------------------
beneficial owner of 305,983 shares of Common Stock. Holding is not the beneficial owner of any other Capital Stock of the Company or, except as contemplated by this Agreement, of any Rights relating to issued or unissued Capital Stock of the Company or any Commitments of any character whatsoever relating to issued or unissued Capital Stock of the Company. With respect to its beneficial ownership of Common Stock, Holding is not a member of any Ownership Group as of the date hereof.


                                  ARTICLE IV

                                   COVENANTS

          4.1  Public Announcements.  The Company and the Purchaser shall
               --------------------
consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement with respect thereto without the prior consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law, by rules of the Nasdaq Stock Market, by any other automated quotation system on which the Company's securities or, if applicable, the Purchaser's securities are quoted or by any national securities exchange on which the Company's securities or, if applicable, the Purchaser's securities are listed provided that, to the extent time permits, such party has used all reasonable best efforts to consult with the other party prior thereto.

          4.2  HSR Act.  Subject to the terms of this Agreement, the Company
               -------
and the Purchaser each shall cooperate and use its reasonable best efforts (i) to make or obtain, or cause to be made or obtained, all Consents, Approvals and Filings under antitrust Laws, including the HSR Act, promptly after the date of this Agreement that are necessary, proper or advisable in order to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using its reasonable best efforts to resolve such objections, if any, as the Antitrust Division of the Department of Justice or the Federal Trade Commission or state antitrust enforcement or other Governmental Entities may assert under antitrust Laws with respect to the transactions contemplated hereby, (ii) to respond to any requests of any Governmental Entity for information under antitrust Laws and (iii) to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits under any antitrust Law the consummation of the transactions contemplated by this Agreement. The Company and the Purchaser shall consult and cooperate with each other, and consider in good faith the other party's views, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either party in connection with proceedings under or relating to any antitrust Law.

          4.3  Consents, Approvals and Filings.  Subject to the terms of this
               -------------------------------
Agreement, the Company and the Purchaser each shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, desirable or advisable to obtain and make all Consents, Approvals and Filings required to be obtained or made by the Company and its Subsidiaries or the Purchaser, as the case may be, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          4.4  Reasonable Best Efforts.  Except as otherwise expressly
               -----------------------
provided in this Agreement, the Company and the Purchaser each shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the other covenants of the parties contained in this Agreement, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each party shall cooperate in all respects with the other party and use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement; provided, however, that the Purchaser shall not be required to expend any material funds in connection with such reasonable best efforts unless the Company shall have agreed to reimburse the Purchaser for such expenditures.

          4.5  Company Stockholder Approval; Series A Holder Approval.  Subject
               ------------------------------------------------------
to the terms of this Agreement, the Company shall use its reasonable best efforts to obtain (i) the Company Stockholder Approval at a meeting of the Company's stockholders and to ensure that such meeting shall be held not later than May 31, 2001 and (ii) the Series A Holder Approval.

          4.6. Listing.  The Company shall use its reasonable best efforts to
               -------
continue to have the Common Stock quoted on the National Market System of the Nasdaq Stock Market (the "NMS"), or listed on a national securities exchange or
                          ---
quoted on a national automated quotation system other than the NMS for so long as any Securities are outstanding. The Company shall prepare and submit to the Nasdaq Stock Market one or more forms entitled "Notification Forms: Listing of Additional Shares" covering the Conversion Shares and the Warrant Shares and shall use its reasonable best efforts to submit such forms within the period prescribed by the applicable rules of the Nasdaq Stock Market.

          4.7. Series B Certificate of Designation.  Before the issuance of
               -----------------------------------
Preferred Shares at any Closing, the Company Board shall approve and adopt the Series B

Certificate of Designation authorizing such Preferred Shares, and the Company shall cause such Series B Certificate of Designation to be filed with the Delaware Secretary of State.

          4.8.   Reservation of Common Stock.  The Company at all times shall
                 ---------------------------
reserve and keep available, free of preemptive rights, solely for issuance and delivery upon conversion of the Preferred Shares and upon exercise of the Warrants, the number of shares of Common Stock from time to time issuable upon conversion of all of the Preferred Shares or upon exercise of the Warrants, in each case at the time outstanding.

          4.9    Use of Proceeds.  The proceeds received by the Company under
                 ---------------
this Agreement shall be used by the Company for working capital and other general corporate purposes.

          4.10   Board Representation Rights.  The Company shall take all
                 ---------------------------
corporate action necessary to provide the Purchaser with the benefit of the Company Board representation rights set forth in each Series B Certificate of Designation.

          4.11   Confidential Treatment of Confidential Information.  (a)  In
                 --------------------------------------------------
the event the Purchaser (including its officers, employees, counsel, accountants, partners and other authorized representatives) obtains from the Company or the Subsidiaries any Confidential Information, the Purchaser (i) shall treat all such Confidential Information as confidential, (ii) shall use such Confidential Information only for the purposes contemplated in this Agreement, (iii) shall protect such Confidential Information with the same degree of care as the Purchaser uses to protect its own proprietary information against public disclosure, but in no case with less than reasonable care, and
(iv) shall not disclose such Confidential Information to any third party except to such officers, employees, counsel, accountants, partners and other authorized representatives of the Purchaser who need to know such Confidential Information for the purpose of effectuating the transactions contemplated by this Agreement and who have been informed of and have agreed to protect the confidential nature of such Confidential Information (and the Purchaser shall be responsible for compliance with this Section 4.11 by such officers, employees, counsel, accountants, partners and other authorized representatives).

          (b)    Upon the Company's request at any time, the Purchaser shall
(i) return to the Company or destroy all documents (including any copies thereof) embodying the Confidential Information and (ii) certify in writing to the Company, within ten days following the Company's request, that all such Confidential Information has been returned or destroyed.

          4.12   Notification of Certain Matters.  Each party shall give prompt
                 -------------------------------
notice to the other party of, and shall use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect (or in all respects in the case of any representation or warranty containing any materiality qualification) at any time after the date of this Agreement and (ii) any material failure (or any failure in the case of any covenant, condition or agreement containing any materiality qualification) on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. The delivery of any notice pursuant to this Section
4.12 shall not limit or otherwise affect the remedies available under this Agreement to any party receiving such notice.

          4.13   Registration Rights.  The Company shall cause the Registration
                 -------------------
Rights Agreement in the form of Exhibit 4.13 (the "Registration Rights
                                ------------       -------------------
Agreement") to remain in full force and effect, and the Company shall comply
---------
with the terms thereof.

          4.14   Legends. The certificates evidencing the Securities shall be
                 -------
free of legends, except as provided for in Section 9.5.

          4.15   Compliance with Securities Laws.  Pursuant to the second
                 -------------------------------
paragraph of Section 1.1(b) and as contemplated by Section 9.6, the Company and Holding, as the case may be, may conduct discussions with institutional investors after the date hereof regarding the purchase of Securities by such institutional investors in accordance with this Agreement. In conducting discussions with any such institutional investors and taking any other actions in connection therewith, the Company and Holding shall comply, and shall ensure that their respective Affiliates comply, with all applicable securities laws, including the Securities Act and the Exchange Act and the rules and regulations promulgated under the Securities Act and the Exchange Act. Without limiting the generality of the foregoing, the Company and Holding shall comply, and shall ensure that their respective Affiliates comply, with the provisions of Exhibit
                                                                       -------
9.6.
---

          4.16   Further Assurances.  At any time or from time to time after
                 ------------------
the date of this Agreement, the Company, on the one hand, and the Purchaser, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement or by the other Transaction Documents and to otherwise carry out the intent of the parties hereunder or thereunder, including to effect or otherwise obtain the approval of any future transfer of Securities as contemplated hereby. Without limiting the generality of the foregoing, the parties agree that, if any provision of this Agreement or any other Transaction Document shall fail to comply with any rule or policy of the National Association of Securities Dealers, Inc. or the Nasdaq Stock Market, the parties shall consult in good faith with respect to the negotiation of alternative agreements that will provide each of the parties with substantially the same rights as those provided in this Agreement or such other Transaction Document.


                                   ARTICLE V

                           RESTRICTIONS ON TRANSFER

          5.1.   Restrictions on Transfer.  The Purchaser shall not, and shall
                 ------------------------
ensure that its Affiliates do not, purchase, sell, transfer, assign, convey, gift, mortgage, pledge, encumber, hypothecate or otherwise dispose of, directly or indirectly ("Transfer"), any Securities except in accordance with the
                --------
provisions of this Agreement, including Section 3.5, and the other Transaction Documents. Any purported Transfers of Securities in violation of this Article V shall be null and void.

          5.2    Compliance with Laws; Stop Order.  (a)  The Purchaser shall,
                 --------------------------------
and shall ensure that its Affiliates shall, observe and comply with the Securities Act and the Exchange Act and the regulations promulgated thereunder and all other requirements of applicable Law in connection with any permitted Transfer of Securities, including all requirements of applicable Law relating to the use of insider information or the trading of securities while in the possession of nonpublic information.

          (b) In order to enforce the provisions of this Article V, the Company may impose stop transfer instructions with respect to all of the Securities held by the Purchaser and the Securities of every other Person subject to the foregoing restrictions.

          5.3    Separation of Preferred Shares and Warrants.  The Preferred
                 -------------------------------------------
Shares and Warrants issued at each Closing Date shall not become separately transferable until the first anniversary of such Closing Date (each such first anniversary of a Closing Date, a "Separation Date").
                                  ---------------

          5.4    No Short Sales.  From the date of this Agreement through the
                 --------------
expiration of the Commitment Period, the Purchaser shall comply, and shall use its commercially reasonable efforts to cause its Affiliates to comply, with
Section 16(c) of the Exchange Act with respect to transactions in the Common Stock to the same extent as if Section 16(c) of the Exchange Act applied by its terms to the Purchaser and such Affiliates.

                                  ARTICLE VI

                                  CONDITIONS

          6.1.  Conditions to Obligations of the Purchaser and the Company at
                -------------------------------------------------------------
Each Closing.  The obligations of the Purchaser and the Company to consummate
------------
the transactions contemplated hereby to be consummated at each Closing are subject to the satisfaction or waiver at or prior to the applicable Closing Date of each of the following conditions:

          (a) no preliminary or permanent injunction or other Order by any Governmental Entity which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction or Order lifted);

          (b) the waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated;

          (c) no statute, rule, regulation or other Law shall have been enacted by any Governmental Entity which would prevent or make illegal the consummation of the transactions contemplated by this Agreement;

          (d) any Consents, Filings and Approvals that are necessary for the consummation of the transactions contemplated by this Agreement shall have been made or obtained except where (i) the Company's failure to make or obtain such Consents, Filings and Approvals would not have a Material Adverse Effect or a material adverse effect on the Company's ability to perform its obligations under this Agreement or (ii) the Purchaser's failure to obtain such Consents, Filings and Approvals would not have a material adverse effect on the Purchaser's ability to perform its obligations under this Agreement; and

          (e) no suit, claim, investigation, action or other proceeding shall be overtly threatened or pending against the Purchaser or the Company or any Subsidiary before any Governmental Entity which reasonably could be expected to result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from any such party, in connection with this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

          6.2.  Additional Conditions to Obligations of the Purchaser at Each
                -------------------------------------------------------------
Closing.  The obligations of the Purchaser to consummate the transactions
-------
contemplated hereby to be consummated at each Closing shall be subject to the satisfaction or waiver at or prior to the applicable Closing Date of each of the following additional conditions:

          (a) the representations and warranties of the Company contained in this Agreement shall have been true and correct in all respects at and as of the date they were made, and shall be true and correct in all respects at and as of such Closing Date (unless any such representations and warranties are stated to be made as of a date other than the date hereof, in which case they shall have been true and correct in all respects as of that date); provided, that this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all respects (without regard to any qualifiers with respect to materiality or Material Adverse Effect set forth therein) would have, in the aggregate, a Material Adverse Effect or would have, in the aggregate, a material adverse effect on the Company's ability to perform its obligations under this Agreement;

          (b) the Company shall have performed, in all material respects, all of its obligations contemplated herein to be performed by the Company on or prior to such Closing Date;

          (c) from the date hereof through such Closing Date, there shall not have occurred, and be continuing, a Material Adverse Effect;

          (d) the Series B Certificate of Designation with respect to the series of Preferred Shares to be issued at such Closing and as dividends on Preferred Shares of such series shall have been duly filed with the Delaware Secretary of State in accordance with the laws of the State of Delaware, and such Series B Certificate of Designation shall be in full force and effect;

          (e) the Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants shall have been duly authorized and reserved for issuance;

          (f) with respect to the purchase of the Preferred Shares and Warrants by Holding at any Closing that occurs after the Initial Closing Date, the stockholders of Powertel, Inc. shall have approved the acquisition of Powertel, Inc. by VoiceStream Wireless Corporation and/or Deutsche Telecom AG;

          (g) the trading of the Common Stock shall not have been suspended by the SEC or the Nasdaq Stock Market or by any other automated quotation system on which the Common Stock is quoted or by any national securities exchange on which the Common Stock is listed;

          (h) the Series A Holder Approval and the Company Stockholder Approval shall have been obtained;

          (i) the Company shall have obtained the amendment of the agreements listed on Exhibit 6.2(i) to the extent specified in such Exhibit;
          --------------

          (j) except with respect to an Existing Stockholder Investment, immediately after giving effect to the issuance of Preferred Shares and Warrants to the Purchaser at such Closing, and assuming full convertibility and full exercisability of such Preferred Shares and Warrants, the Purchaser, together with all other Persons, if any, that are members of the same Ownership Group with respect to beneficial ownership of the

Voting Stock, and assuming full convertibility and full exercisability of all Preferred Shares and Warrants beneficially owned by the Purchaser and all other members of such Ownership Group immediately prior to such Closing, shall not be the ultimate beneficial owner of more than 30% of the total voting power of the outstanding Voting Stock on a fully diluted basis, calculated pursuant to the Change of Control Test; and

          (k)   the Company shall have delivered the following to the Purchaser:

                (i) an officer's certificate certifying as to the Company's compliance with the conditions set forth in clauses (a),
                       (b) and (c) of this Section 6.2;

                (ii) a counterpart of the Registration Rights Agreement executed by the Company;

                (iii)  the certificates and Warrants specified in Section 1.4;

                (iv) an opinion of the Company's independent counsel in substantially the form of, or as to substantially the matters set forth in, Exhibit 6.2(j)(iv); and
                                             ------------------

                (v) such other documents as may be required by this Agreement or reasonably requested by the Purchaser.

          6.3.  Additional Conditions to Obligations of the Company at Each
                -----------------------------------------------------------
Closing. The obligations of the Company to consummate the transactions
-------
contemplated hereby to be consummated at each Closing shall be subject to the satisfaction or waiver at or prior to the applicable Closing Date of each of the following additional conditions:

          (a) the representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all respects at and as of the date they were made, and shall be true and correct in all respects at and as of such Closing Date (unless any such representations and warranties are stated to be made as of a date other than the date hereof, in which case they shall have been true and correct in all respects as of that date); provided, that this condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct in all respects (without regard to any qualifiers with respect to materiality or material adverse effect set forth therein) would have, in the aggregate, a material adverse effect on the Purchaser's ability to perform its obligations under this Agreement;

          (b) the Purchaser shall have performed, in all material respects, all of its obligations contemplated herein to be performed by the Purchaser on or prior to such Closing Date;

          (c) except with respect to an Existing Stockholder Investment, immediately after giving effect to the issuance of Preferred Shares and Warrants to the Purchaser at such Closing, and assuming full convertibility and full exercisability of such

Preferred Shares and Warrants, the Purchaser, together with all other Persons, if any, that are members of the same Ownership Group with respect to beneficial ownership of the Voting Stock, and assuming full convertibility and full exercisability of all Preferred Shares and Warrants beneficially owned by the Purchaser and all other members of such Ownership Group immediately prior to such Closing, shall not be the ultimate beneficial owner of more than 30% of the total voting power of the outstanding Voting Stock on a fully diluted basis, calculated pursuant to the Change of Control Test;

          (d) the Series A Holder Approval and the Company Stockholder Approval shall have been obtained; and

          (e)   the Purchaser shall have delivered the following to the Company:

                (i) the portion of the purchase price payable for the Preferred Shares and Warrants being purchased at such Closing;

                (ii) an officer's certificate certifying as to the Purchaser's compliance with the conditions set forth in clauses (a) and (b) of this Section 6.3;

                (iii) an opinion of the Purchaser's independent counsel in substantially the form of, or as to substantially the matters set forth in, Exhibit 6.3(d); and
                                             --------------

                (iv) such other documents as may be required by this Agreement or reasonably requested by the Company.

                                  ARTICLE VII

                                  TERMINATION

          7.1.  Termination. This Agreement may be terminated at any time:
                -----------

          (a)   by mutual written agreement of the Company and the Purchaser;

          (b) by the Company (i) upon a breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement or if any representation or warranty of the Purchaser set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied (a "Terminating Purchaser Breach"); provided, that
                                  ----------------------------
such Terminating Purchaser Breach shall not have been waived or cured by the earlier of (x) the next Closing Date following such Terminating Purchaser Breach or, in the case of a Terminating Purchaser Breach occurring prior to the Initial Closing Date, June 30, 2001 (the "Outside Date") or (y) within 30 days after
                                  ------------
written notice of such Terminating Purchaser Breach is given to the Purchaser by the Company; (ii) if any condition to the Company's obligations to close at any Closing set forth in Article VI has not been satisfied as of each applicable Closing

Date (or, in the case of the Initial Closing, the Outside Date) or satisfaction of such a condition is or becomes impossible (other than because of the failure of the Company to comply with its obligations under this Agreement), and the Company has not waived such condition; or (iii) if the Initial Closing does not occur on or before the Outside Date (provided that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to the Company if the Company's failure to fulfill any of its obligations hereunder has been the cause of, or resulted in, the failure of the parties to consummate the Initial Closing on or before the Outside Date); and

          (c) by the Purchaser (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company set forth in this Agreement shall not be true and correct, in either case such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied (a "Terminating Company Breach"); provided, that
                                  --------------------------
such Terminating Company Breach shall not have been waived or cured by the earlier of (x) the next Closing Date following such Terminating Company Breach or, in the case of a Terminating Company Breach occurring prior to the Initial Closing Date, the Outside Date or (y) within 30 days after written notice of such Terminating Company Breach is given to the Company by the Purchaser; (ii) if any condition to the Purchaser's obligation to close set forth in Article VI has not been satisfied as of each applicable Closing Date (or, in the case of the Initial Closing, the Outside Date) or satisfaction of such a condition is or becomes impossible (other than because of the failure of the Purchaser to comply with its obligations under this Agreement), and the Purchaser has not waived such condition; or (iii) if the Initial Closing does not occur on or before the Outside Date (provided that the right to terminate this Agreement under this Section 7.1(c)(iii) shall not be available to the Purchaser if the Purchaser's failure to fulfill any of its obligations hereunder has been the cause of, or resulted in, the failure of the parties to consummate the Initial Closing on or before the Outside Date).

          7.2.  Effect of Termination. If this Agreement is terminated by either
                ---------------------
the Company or the Purchaser pursuant to the provisions of Section 7.1, this Agreement shall forthwith become void and there shall be no further obligations on the part of the Company or the Purchaser or their respective stockholders, directors, officers, employees, agents or representatives, except for the provisions of Article VIII and Sections 4.1, 4.11, 9.2, 9.3, 9.4, 9.8, 9.9, 9.15, 9.16 and 9.17, which shall survive any termination of this Agreement; provided, that nothing in this Section 7.2 shall relieve either party from liability for any willful breach of this Agreement.

          7.3.  Extensions; Waiver. At any time prior to the applicable
                ------------------
compliance time, each party may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII

                                INDEMNIFICATION

          8.1.  Indemnification. (a) The Company shall indemnify and hold
                ---------------
harmless the Purchaser, its directors and officers, and each Person, if any, who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' and accountants' fees, disbursements and expenses, as incurred) (collectively, "Losses") incurred by
                                                         ------
such party arising out of or based upon (i) any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement or (ii) any suit, claim, investigation, action or other proceeding before any Governmental Entity in connection with this Agreement or the consummation of the transactions contemplated hereby.

          (b) The Purchaser shall indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all Losses incurred by such party arising out of or based upon any breach of a representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Purchaser contained in this Agreement.

          8.2.  Method of Asserting Indemnification for Third Party Claims. Any
                ----------------------------------------------------------
Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification pursuant to this Agreement, provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Article VIII except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnifying party and such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all indemnified parties selected by such parties (which selection shall be reasonably satisfactory to the indemnifying party), in each case in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on the written opinion of counsel, a conflict of interest is likely to exist between the indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this Section 8.2. No indemnified party shall consent to entry of any judgment or entry into any settlement without the consent of each indemnifying party.

          8.3.  Method of Asserting Indemnification for Other Claims. In the
                ----------------------------------------------------
event any indemnified party should have a claim under Section 8.1 against the indemnifying party that does not involve a third party claim, the indemnified party shall deliver a written notification of a claim for indemnity under
Section 8.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable
                                             ----------------
promptness to the indemnifying party. The failure by any indemnified party to give the Indemnity Notice shall not impair such party's rights under Section 8.1 except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. If the indemnifying party notifies the indemnified party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the indemnified party within 30 calendar days (the "Dispute Period") whether the indemnifying party
                              --------------
disputes the claim or the amount of the claim described in the Indemnity Notice, the Losses in the amount specified in the Indemnity Notice shall be conclusively deemed a liability of the indemnifying party under Section 8.1 and the indemnifying party shall pay the amount of such Losses to the indemnified party on demand.

          8.4.  Limitations on Indemnification. (a) Notwithstanding any other
                ------------------------------
provision of this Agreement, any and all indemnification claims relating to the matters expressly provided for in the Registration Rights Agreement shall be subject to, and shall be made in accordance with, the Registration Rights Agreement, rather than pursuant to this Article VIII.

          (b) Neither the Company nor the Purchaser shall have any obligation under this Article VIII to indemnify any Person for lost profits or for consequential, incidental, punitive or exemplary damages.

          (c) The indemnification provided in this Article VIII shall be the sole and exclusive remedy for monetary damages available to the Company and the Purchaser for matters for which indemnification is provided under this Article VIII.

                                  ARTICLE IX

                                 MISCELLANEOUS

          9.1.  Definitions. The following terms, as used in this Agreement,
                -----------
shall have the following meanings:

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2
           ---------
under the Exchange Act.

          "beneficial owner" or "beneficially own," or any derivation of such
           ----------------      ----------------
terms, shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          "Benefit Plans" shall mean the ITC/\DeltaCom, Inc. 1997 Stock Option
           -------------
Plan, the ITC/\DeltaCom, Inc. Director Stock Option Plan, the ITC Holding Company, Inc. Amended and Restated Stock Option Plan, the ITC Holding Company, Inc. NonEmployee Director Stock Option Plan, the ITC/\DeltaCom, Inc. Employee Profit Sharing & 401(k) Plan and each stock option, stock incentive or other employee benefit plan of the Company or any Subsidiary of the Company that is approved by the Company Board from and after the date of this Agreement.

          "Business Day" shall mean any day except Saturday, Sunday and any
           ------------
legal holiday or a day on which banking institutions in New York City, New York or the State of Georgia generally are authorized or required by law or other governmental actions to close.

          "Capital Stock" shall mean, with respect to any Person, any and all
           -------------
shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

          "Change of Control Test" shall mean the calculation of the voting
           ----------------------
power of the Voting Stock as set forth in Schedule 9.1.1.
                                          --------------

          "Commitment Period" shall mean the period (i) commencing on the
           -----------------
earlier to occur of (x) the 45/th/ day after the Initial Closing Date and (y) June 15, 2001 and (ii) expiring on the earliest to occur of (a) the date on which the Purchaser shall have purchased Preferred Shares and Warrants pursuant to Section 1.1(c) for an aggregate purchase price equal to the Commitment Amount, (b) the date this Agreement is terminated pursuant to Section 7.1 and
(c) the first anniversary of the Initial Closing Date.

          "Company Board" shall mean the Board of Directors of the Company.
           -------------

          "Company Stockholder Approval" shall mean any authorization or
           ----------------------------
approval of the issuance, sale, conversion or exercise of the Preferred Shares and the Warrants, or the exercise of the voting rights of the Preferred Shares, the Conversion Shares or the Warrant Shares, that is required to be obtained from the Company's stockholders pursuant to the Nasdaq Marketplace Rules.

          "Confidential Information" shall mean technical and business
           ------------------------
information relating to the Company's intellectual property rights, trade secret processes or devices, techniques, data, formula, inventions (whether or not patentable) or products, research and development (including research subjects, methods and results), production, manufacturing and engineering processes, computer software, costs, profit or margin information, pricing policies, confidential market information, finances, customers, distribution, sales, marketing and production and future business plans and any other information of a "confidential" nature, specifically including any information that is identified orally or in writing by the Company to be confidential, or that the Purchaser should reasonably understand under the circumstances to be a trade secret or information of a similar nature, provided, that Confidential Information shall not include any such information which (i) was in the public domain on the date hereof or comes into the public domain other than through the fault or negligence of the Purchaser, (ii) was lawfully obtained by the Purchaser from a third party without breach of this Agreement and otherwise not in violation of the Company's rights, (iii) was known to the Purchaser at the time of disclosure of such Confidential Information to the Purchaser by the Company, provided that the Purchaser was not, at such time, subject to any confidentiality obligation with respect thereto, or (iv) was independently developed by the Purchaser without making use of any Confidential Information.

          "Convertible Notes" shall mean the 4 1/2% Convertible Subordinated
           -----------------
Notes due 2006 of the Company.

          "Convertible Securities" shall mean any warrants, rights or options,
           ----------------------
whether or not immediately exercisable, to subscribe for or to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock.

          "DGCL" shall mean the General Corporation Law of the State of
           ----
Delaware, as amended, or any successor statute, in each case as the same shall be in effect at the time.

          "Draw Down" shall mean each occasion on which the Company elects to
           ---------
exercise its right to tender a Draw Down Notice requiring the Purchaser to purchase, subject to the terms and conditions of this Agreement, the (i) number of Preferred Shares specified in such Draw Down Notice (subject to the limitations set forth in Section 1.1) and (ii) the related Warrants which the Purchaser shall be entitled to receive pursuant to Section 1.1.

          "Draw Down Notice" shall mean a notice to the Purchaser which shall be
           ----------------
given at least 30 days prior to the applicable Draw Down Closing Date and shall set forth the aggregate number of Preferred Shares and Warrants that the Purchaser shall become obligated to purchase pursuant to a Draw Down.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any successor federal statute, in each case as the same shall be in effect at the time.

          "Existing Stockholder" shall have the meaning set forth in the
           --------------------
Indentures and the Senior Credit Agreement.

          "Existing Stockholder Investment" shall mean the purchase of Preferred
           -------------------------------
Shares and Warrants at any Closing by an Existing Stockholder; provided that such Existing Stockholder shall have received an opinion of counsel to the Company, reasonably satisfactory to such Existing Stockholder, on or before the date of such Closing to the effect that the ultimate beneficial ownership by such Existing Stockholder of more than 35% of the total voting power of the outstanding Voting Stock on a fully diluted basis, as calculated pursuant to the Change of Control Test, would not result in a change of control of the Company for purposes of the definitions of "Change of Control" set forth in the Indentures or the Senior Credit Agreement.

          "Governmental Entity" shall mean any supranational, or United States
           -------------------
or foreign national, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976, as amended, and the rules and regulations thereunder.

          "Indentures" shall mean (i) the Indenture, dated as of June 3, 1997,
           ----------
as amended from time to time, between the Company and United States Trust Company of New York, as Trustee; (ii) the Indenture, dated as of March 3, 1998, as amended from time to time, between the Company and United States Trust Company of New York, as Trustee; and (iii) the Indenture, dated as of November 5, 1998, as amended from time to time, between the Company and United States Trust Company of New York, as Trustee.

          "Investment Company Act" shall mean the Investment Company Act of
           ----------------------
1940, as amended, or any successor federal statute, in each case as the same shall be in effect at the time.

          "Knowledge," with respect to the Company, shall mean the actual
           ---------
knowledge of Andrew M. Walker, Douglas A. Shumate and J. Thomas Mullis.

          "Laws" shall mean all United States and foreign national, federal,
           ----
state, and local laws, statutes, ordinances, rules, regulations, orders, and decrees.

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
business, condition (financial or other) or results of operations of the Company and its Subsidiaries, taken as a whole.

          "Maximum Draw Down Amount" shall mean, as of the date of
           ------------------------
determination, the lesser of (i) the portion of the Commitment Amount outstanding as of such date of determination and (ii) $30,000,000.

          "Minimum Draw Down Amount" shall mean, as of the date of
           ------------------------
determination, the lesser of (i) the portion of the Commitment Amount outstanding as of such date of determination and (ii) $10,000,000.

          "Net Proceeds" shall mean the cash consideration received by the
           ------------
Company for the issuance and sale of Qualifying Debt Securities or Qualifying Equity Securities after deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Company in connection with such issuance and sale.

          "Options" shall mean any warrants, rights or options to purchase
           -------
Common Stock or Convertible Securities.

          "Order" shall mean any order, judgment, injunction, edict, decree,
           -----
ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Entity or by any arbitrator.

          "Ownership Group" shall mean a "person" or "group" within the meaning
           ---------------
of Sections 13(d) and 14(d)(2) of the Exchange Act.

          "Person" shall mean any individual, firm, corporation, limited
           ------
liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Qualified Investor" shall mean either (i) a "qualified institutional
           ------------------
buyer" (within the meaning of Rule 144A under the Securities Act) or (ii) a large institutional "accredited investor" (within the meaning of Rule 501(a) under the Securities Act) of the type referred to in the SEC no-action letter captioned Black Box Incorporated (avail. June 26, 1990). For purposes of the
          ----------------------
second paragraph of Section 1.1(b) and Section 9.6, the total number of large institutional accredited investors referred to in clause (ii) above that may purchase Securities shall not exceed three (or two, if Holding is not a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act).

          "Qualifying Debt Securities" shall mean (i) any debt securities of the
           --------------------------
Company and (ii) any equity securities of the Company the terms of which require the Company to pay cash dividends.

          "Qualifying Equity Securities" shall mean any Common Stock or other
           ----------------------------
equity securities of the Company, except for equity securities referred to in clause (ii) of the definition of Qualifying Debt Securities and equity securities that are issued or issuable (i) upon the grant or conversion or exercise of any Options or Convertible Securities issued and outstanding, or committed to be issued, as of the Initial Closing Date pursuant to this Agreement and the other Transaction Documents or otherwise (including the Warrants, the Series B Preferred Stock, the Series A Preferred Stock, the Convertible Notes and any Options or Convertible Securities issued and outstanding, or committed to be issued, as of the date of this Agreement under any Benefit Plan) or (ii) upon the grant or conversion or exercise of any Capital Stock, Options or Convertible Securities which may be issued or granted after the date of this Agreement under any Benefit Plan.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any successor federal statute, in each case as the same shall be in effect at the time.

          "Senior Credit Agreement" means the Credit Agreement, dated as of
           -----------------------
April 5, 2000, as amended from time to time, among the Company, as Parent, Interstate FiberNet, Inc., as Borrower, the Subsidiary Guarantors named therein, the Initial Lenders named therein, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Morgan Stanley & Co. Incorporated, as Collateral Agent, Bank of America, N.A., as Syndication Agent, and Goldman Sachs Credit Partners L.P., as Documentation Agent.

          "Series A Holder Approval" means the approval of each Series B
           ------------------------
Certificate of Designation and the issuance of the Preferred Shares by the holders of the Series A Preferred Stock in accordance with the certificate of designation for the Series A Preferred Stock.

          "Subsidiary" shall mean, as to the Company, each corporation,
           ----------
partnership or other entity of which shares of Capital Stock or other equity interests having ordinary voting power (other than Capital Stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise controlled, directly or indirectly, or both, by the Company, in each case as listed on Schedule 9.1.2.
                                                               --------------

          "Transaction Documents" shall mean this Agreement, each Series B
           ---------------------
Certificate of Designation, the Warrants and the Registration Rights Agreement.

          "Voting Stock" shall mean the capital stock of the Company defined as
           ------------
"Voting Stock" in the Indentures.

          9.2. Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties set forth in this Agreement or in any writing delivered by any party in connection herewith shall survive the transactions contemplated by this Agreement to be consummated at a Closing (regardless of any investigation, inquiry, or examination made by any party or on its behalf or any knowledge of any party or the acceptance by any party of any certificate or opinion) for a period of two years following each such Closing, except for representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.12, 2.13, 2.14, 3.1, 3.2, 3.3,
3.4, 3.5, 3.6, 3.8, 3.9 and 3.12, which shall survive until the expiration of the applicable statute of limitations for any claims relating thereto.

          9.3. Fees and Expenses.  The Company shall be responsible for the
               -----------------
payment of (i) the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses (collectively, the "Fees and
                                                                  --------
Expenses") incurred by the Company in connection with the negotiation,
--------
preparation, execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the payment of the reasonable Fees and Expenses of Holding (including the fees and expenses of its financial adviser up to the amount set forth on Exhibit 9.3) incurred by Holding in connection with the
                    -----------
negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents and (iii) the payment of the reasonable Fees and Expenses of any Permitted Assignees pursuant to Section 9.6 (up to an aggregate amount for all such Permitted Assignees as set forth on Exhibit 9.3)
                                                                  -----------
incurred by such Permitted Assignees in connection with any assignment by Holding pursuant to Section 9.6, except, in each case, to the extent expressly set forth in this Agreement and the other Transaction Documents.

          9.4. Specific Enforcement.  The parties hereto agree that irreparable
               --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

          9.5. Restrictive Legends.  (a)  Each certificate representing any of
               -------------------
the Preferred Shares shall bear a legend in substantially the following form:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE
          REDEEMABLE AS PROVIDED IN THE CERTIFICATE OF DESIGNATION AND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE
          CONVERTIBLE INTO THE COMPANY'S COMMON STOCK IN THE MANNER

          AND ACCORDING TO THE TERMS SET FORTH IN THE CERTIFICATE OF
          DESIGNATION.

          (b) Each certificate representing any of the Preferred Shares, Conversion Shares or Warrant Shares shall bear legends in substantially the following form:

          THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF CAPITAL STOCK. AS REQUIRED UNDER DELAWARE LAW, THE COMPANY SHALL FURNISH TO ANY HOLDER UPON REQUEST AND WITHOUT CHARGE A FULL SUMMARY STATEMENT OF THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE COMPANY SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE CLASSES AND SERIES OF SECURITIES OF THE COMPANY.

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF AN INVESTMENT AGREEMENT DATED AS OF FEBRUARY 27, 2001, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICES OF THE COMPANY. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY.

          The second legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such Securities transferred in any Transfer permitted by the terms of this Agreement with respect to which the provisions of this Agreement provide that the transferee of such Securities shall not be subject to the restrictions of this Agreement.

          In addition, certificates representing any of the Preferred Shares, Conversion Shares or Warrant Shares issued in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, or as to which the subsequent transfer or disposition of such Securities shall require registration or qualification thereof under the Securities Act or applicable state securities laws, shall bear a legend in substantially the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OR SUCH LAWS. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

          The legend set forth immediately above and any applicable stop transfer orders shall be removed, and the Company shall issue certificates without such legend, with respect to any of such Securities with respect to which the Company has received an opinion from counsel to the Purchaser, in form and substance and from counsel reasonably satisfactory to the Company (which opinion shall be in addition to any opinion required to be provided pursuant to
Section 3.5), to the effect that the subsequent transfer or other disposition of such Securities shall not require registration under the Securities Act.

          (c) Each certificate representing any of the Preferred Shares issued prior to the applicable Separation Date shall also bear a legend in substantially the following form:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF ______________ SHARES OF SERIES B-__ CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF ITC/\DELTACOM, INC. AND WARRANTS INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE ____________ SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF ITC/\DELTACOM, INC. PRIOR TO THE CLOSE OF BUSINESS ON ___________________, THE

          SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE
          TRANSFERRED SEPARATELY FROM, BUT MAY BE TRANSFERRED ONLY TOGETHER WITH, SUCH WARRANTS.

          (d) Each Warrant shall bear legends substantially in the form of the legends set forth in the form of Warrant attached hereto as Exhibit 1.4. Each
                                                            -----------
Warrant issued prior to the applicable Separation Date shall also bear a legend in substantially the following form:

          THIS WARRANT WAS INITIALLY ISSUED AS PART OF AN ISSUANCE OF ______________ SHARES OF SERIES B-__ CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE $.01 PER SHARE (THE "SERIES B PREFERRED STOCK"), OF ITC/\DELTACOM, INC. AND WARRANTS INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE ____________ SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF ITC/\DELTACOM, INC. PRIOR TO THE CLOSE OF BUSINESS ON ________________, THIS WARRANT MAY NOT BE TRANSFERRED SEPARATELY FROM, BUT MAY BE TRANSFERRED ONLY TOGETHER WITH, SUCH SERIES B PREFERRED STOCK.

          (e) The Company, at its discretion, may cause a stop transfer order to be placed with its transfer agent with respect to the certificates for the Securities.

          9.6.  Successors and Assigns.  Except as otherwise expressly provided
                ----------------------
herein, (i) all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, and (ii) no party may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of each other party to this Agreement. Notwithstanding the foregoing, but subject to the last sentence of this Section 9.6 and Exhibit 9.6, Holding,
                                                         -----------
without the prior written consent of the Company, may assign to other Persons (each, a "Permitted Assignee") its rights to purchase Preferred Shares and
          ------------------
Warrants at any and all Closings and its related obligations, provided that as a condition to the effectiveness of any such assignment, the Permitted Assignee shall (i) be a Qualified Investor, (ii) execute a counterpart signature page to this Agreement, (iii) agree to be deemed a "Purchaser" bound by this Agreement (including all of the terms, conditions and covenants of this Agreement that are applicable to the Purchaser and to Securities held by the Purchaser) and (iv) agree to have made all of the representations and warranties of Holding set forth in this Agreement (excluding the representations and warranties set forth in Sections 3.6 and 3.14) and represent and warrant that it is a

Qualified Investor. An assignment by Holding pursuant to the foregoing sentence,
(i) shall not relieve Holding of its obligation under the first paragraph of
Section 1.1(b) to purchase on the Initial Closing Date the 30,000 Preferred Shares and related Warrants referred to in such paragraph and (ii) except as provided in the immediately preceding clause (i), shall relieve Holding of its obligations under this Agreement to purchase the Preferred Shares and Warrants agreed to be purchased by the Permitted Assignee only if the Permitted Assignee shall be, and shall furnish Holding and the Company with information that establishes that it is, an entity with total assets of at least $250 million. In addition, in the event that the Company sells Preferred Shares and Warrants to one or more other Persons at the Initial Closing pursuant to the second paragraph of Section 1.1(b), each such other Person shall (i) execute a counterpart signature page to this Agreement, (ii) agree to be deemed a "Purchaser" bound by this Agreement (including all of the terms, conditions and covenants of this Agreement that are applicable to the Purchaser and to Securities held by the Purchaser) and (iii) agree to have made all of the representations and warranties of the Purchaser set forth in this Agreement (excluding the representations and warranties set forth in Sections 3.6 and 3.14) and, subject to Exhibit 9.6, represent and warrant that it is a Qualified
                      -----------
Investor. The rights and obligations of Holding in Sections 4.15 and 9.3 and in this Section 9.6 shall not be assignable or otherwise transferable by Holding without the prior written consent of the Company.

          9.7.  Inspections; No Other Representations.  The Purchaser is an
                -------------------------------------
informed and sophisticated purchaser, and has undertaken such investigation and has been provided with and has evaluated such documents and information as it deems necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement. The Purchaser agrees to accept the Preferred Shares and Warrants based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf or imputed to the Company, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, the Purchaser acknowledges that the Company makes no representation or warranty with respect to any projections, estimates or budgets delivered to or made available to the Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and the Subsidiaries except as expressly set forth in this Agreement.

          9.8.  Entire Agreement.  This Agreement and the other Transaction
                ----------------
Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          9.9.  Notices.  All notices, demands, requests, consents or other
                -------
communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when
(i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York City time on a Business Day, and otherwise on the next Business Day, or (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, requests, consents and other communications shall be sent to the following Persons at the following addresses:

                (i)   if to the Company, to:

                      ITC/\DeltaCom, Inc.
                      4092 South Memorial Parkway
                      Huntsville, Alabama 35802
                      Telecopy No.: (256) 382-3936
                      Attention: J. Thomas Mullis, Esq.
                                 Senior Vice President, General Counsel and
                                   Secretary


                (ii)  if to the Purchaser, to:

                      ITC Holding Company, Inc.
                      3300 20/th/ Avenue
                      Valley, Alabama 36854
                      Telecopy No.: (334) 768-5067
                      Attention: Kimberly E. Thompson, Esq.
                                 Senior Vice President, General Counsel and
                                   Secretary

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices, demands, requests, consents or other communications required or desired to be delivered to any permitted transferee of the Purchaser having rights or obligations pursuant to this Agreement shall be addressed to such Person at the address and/or to the attention of such person as such Person shall designate by written notice to the Company.

          9.10. Business Days.  If any time period for giving notice or taking
                -------------
action hereunder expires on a day which is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day.

          9.11.  Amendments; Waivers.  The provisions of this Agreement,
                 -------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given (i) prior to the Initial Closing Date, without the written consent thereto of the Company and Holding or (ii) after the Initial Closing Date, without the written consent thereto of the Company and the Purchasers holding a majority of the outstanding Preferred Shares held by all Purchasers; provided that any Purchaser holding Preferred Shares representing a specified minimum investment under this Agreement to be mutually agreed upon by the Company and Holding prior to the Initial Closing Date shall be required to consent to any such amendment, modification or supplement, or to consent to any such waiver or departure from the provisions hereof, after the Initial Closing Date. Notwithstanding the foregoing, a waiver of or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a particular Purchaser and that does not directly or indirectly affect the rights of any other Purchaser may be given solely by the Company and such affected Purchaser; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Purchaser thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9.11.

          9.12.  Counterparts.  This Agreement may be executed simultaneously in
                 ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          9.13.  Descriptive Headings; Interpretation; No Strict Construction.
                 ------------------------------------------------------------
The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intention of the parties hereto with respect to this Agreement.

          9.14.  References.  When a reference is made in this Agreement or any
                 ----------
other Transaction Document to a Section, Exhibit or Schedule, such reference shall be to a Section of or an Exhibit or a Schedule to this Agreement or such other Transaction Document, unless otherwise indicated.

          9.15.  Governing Law.  This Agreement shall be governed in all
                 -------------
respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.

          9.16.  Exclusive Jurisdiction; Venue.  Any process against the Company
                 -----------------------------
or the Purchaser in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, may be served personally or by certified mail pursuant to the notice provision set forth in Section 9.9 with the same effect as though served on it personally. Each of the Company and the Purchaser hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the federal and state courts of the State of Delaware and irrevocably waives any and all objections to exclusive jurisdiction and review of venue that any such party may have under the laws of the State of Delaware or the United States. Without limiting the other remedies, this Agreement shall be enforceable by specific performance. Each of the foregoing parties hereby irrevocably designates RL&F Service Corp. (the "Process Agent"), with offices at the date
                                    -------------
hereof at One Rodney Square, 920 King Street, Wilmington, Delaware, 19899, as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Delaware in any legal action or proceedings with respect to this Agreement and the transactions contemplated hereby, and such service shall be deemed complete upon delivery thereof to the Process Agent, provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to the other party in accordance with the notice provision set forth in Section 9.9. Each party shall take all such action as may be necessary to continue such appointment in full force and effect or to appoint another agent, who will thereafter be referred to herein as the "Process Agent," so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Delaware.

          9.17.  Waiver of Jury Trial.  The Company and the Purchaser hereby
                 --------------------
waive any right they may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction Documents.

          9.18.  Severability.  Whenever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

          9.19.  Delivery by Facsimile.  This Agreement, the agreements referred
                 ---------------------
to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.


                           [Signature Page follows]

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                    Company:

                                    ITC/\DELTACOM, INC.

                                    By: /s/ Andrew M. Walker
                                        ---------------------------
                                    Name:  Andrew M. Walker
                                    Title: Vice Chairman, CEO and
                                            President


                                    Purchaser:

                                    ITC HOLDING COMPANY, INC.

                                    By: /s/ Campbell B. Lanier, III
                                        -------------------------------
                                    Name:  Campbell B. Lanier, III
                                    Title: Chairman and CEO

                            TABLE OF DEFINED TERMS

                                                                  Definition
Term                                                               Location
----                                                               --------
Affiliate.......................................................  Section 8.1
Agreement.......................................................  Preamble
Applicable Conversion Price.....................................  Section 1.5
Balance Sheet Date..............................................  Section 2.5
beneficial owner and beneficially own...........................  Section 9.1
Benefit Plans...................................................  Section 9.1
Business Day....................................................  Section 9.1
Capital Stock...................................................  Section 9.1
Change of Control Test..........................................  Section 9.1
Closing.........................................................  Section 1.3(c)
Closings........................................................  Section 1.3(c)
Closing Date....................................................  Section 1.3(c)
Commitment Amount...............................................  Section 1.1(c)
Commitment Period...............................................  Section 9.1
Commitments.....................................................  Section 2.10
Common Stock....................................................  Recitals
Company.........................................................  Preamble
Company Board...................................................  Section 9.1
Company Disclosure Schedule.....................................  Article II
Company Stockholder Approval....................................  Section 9.1
Confidential Information........................................  Section 9.1
Consents, Approvals and Filings.................................  Section 2.8
Convertible Notes...............................................  Section 9.1
Convertible Securities..........................................  Section 9.1
Conversion Shares...............................................  Section 2.2
Delaware Secretary of State.....................................  Section 2.8
DGCL............................................................  Section 9.1
Dispute Period..................................................  Section 8.3
Draw Down.......................................................  Section 9.1
Draw Down Closing...............................................  Section 1.3(c)
Draw Down Closing Date..........................................  Section 1.3(c)
Draw Down Notice................................................  Section 9.1
Encumbrances....................................................  Section 2.1(b)
Exchange Act....................................................  Section 9.1
Existing Stockholder............................................  Section 9.1
Existing Stockholder Investment.................................  Section 9.1
Fees and Expenses...............................................  Section 9.3
GAAP............................................................  Section 2.5

                                                                  Definition
Term                                                               Location
----                                                               --------
Governmental Entity.............................................  Section 9.1
Holding.........................................................  Section 1.1(b)
HSR Act.........................................................  Section 9.1
Indemnity Notice................................................  Section 8.3
Indentures......................................................  Section 9.1
Initial Closing.................................................  Section 1.2
Initial Closing Date............................................  Section 1.2
Initial Series B Conversion Price...............................  Section 1.5
Investment Company..............................................  Section 2.14
Investment Company Act..........................................  Section 9.1
Knowledge.......................................................  Section 9.1
Laws............................................................  Section 9.1
Licenses........................................................  Section 2.9(b)
Litigation......................................................  Section 2.7(a)
Losses..........................................................  Section 8.1(a)
Market Prices...................................................  Section 1.5
Material Adverse Effect.........................................  Section 9.1
Maximum Draw Down Amount........................................  Section 9.1
Minimum Draw Down Amount........................................  Section 9.1
Nasdaq Stock Market.............................................  Section 2.4(b)
Net Proceeds....................................................  Section 8.1
NMS.............................................................  Section 4.6
Options.........................................................  Section 9.1
Order...........................................................  Section 9.1
Outside Date....................................................  Section 7.1(b)
Ownership Group.................................................  Section 9.1
Permitted Assignee..............................................  Section 9.6
Person..........................................................  Section 9.1
Preferred Shares................................................  Section 1.1(a)
Process Agent...................................................  Section 9.16
Purchaser.......................................................  Preamble
Purchaser Disclosure Schedule...................................  Article III
Qualifying Debt Securities......................................  Section 9.1
Qualifying Equity Securities....................................  Section 9.1
Registration Rights Agreement...................................  Section 4.13
Rights..........................................................  Section 2.3
SEC.............................................................  Section 2.4(a)
SEC Reports.....................................................  Section 2.4(a)
Securities......................................................  Section 2.13
Securities Act..................................................  Section 9.1

                                                                  Definition
Term                                                               Location
----                                                               --------
Senior Credit Agreement.........................................  Section 9.1
Separation Date.................................................  Section 5.3
Series A Preferred Stock........................................  Section 2.3
Series B Certificate of Designation.............................  Section 1.1(a)
Series B Preferred Stock........................................  Recitals
Shelf Registration Statement....................................  Section 4.15
Subsidiary......................................................  Section 9.1
Terminating Company Breach......................................  Section 7.1(c)
Terminating Purchaser Breach....................................  Section 7.1(b)
Transaction Documents...........................................  Section 8.1
Transfer........................................................  Section 5.1
Voting Stock....................................................  Section 9.1
Warrant Shares..................................................  Section 2.2
Warrants........................................................  Recitals

                                                                  Execution Copy

                                AMENDMENT NO. 1
                                      TO
                             INVESTMENT AGREEMENT


          AMENDMENT NO. 1 TO INVESTMENT AGREEMENT, dated as of May 29, 2001 (this "Amendment"), made by and among ITC/\DeltaCom, Inc., a Delaware
       ---------
corporation (the "Company"), ITC Holding Company, Inc., a Delaware corporation
                  -------
("Holding"), SCANA Corporation, a South Carolina corporation ("SCANA"), and HBK
  -------                                                      -----
Master Fund L.P., a Cayman Islands limited partnership ("HBK").
                                                         ---

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, upon the terms and subject to the conditions set forth in the Investment Agreement, dated as of February 27, 2001, between the Company and Holding (the "Agreement"), the Company has agreed to sell to Holding and Holding
              ---------
has agreed to purchase from the Company (i) up to 150,000 shares in multiple series of cumulative convertible preferred stock, par value $.01 per share, of the Company (the "Series B Preferred Stock") and (ii) warrants (the "Warrants")
                  ------------------------                           --------
to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock");
      ------------

          WHEREAS, pursuant and subject to Section 9.6 of the Agreement, Holding has assigned to SCANA the right of Holding under the Agreement to purchase up to 25,000 shares of Series B Preferred Stock for an aggregate purchase price of up to $25,000,000 and related Warrants having an aggregate exercise price of up to $7,500,000, together with the obligations of Holding under the Agreement with respect to the purchase of such Series B Preferred Stock and Warrants (the "Assignment to SCANA");
 -------------------

          WHEREAS, pursuant and subject to Section 9.6 of the Agreement, Holding has assigned to HBK the right of Holding under the Agreement to purchase up to 25,000 shares of Series B Preferred Stock for an aggregate purchase price of up to $25,000,000 and related Warrants having an aggregate exercise price of up to $7,500,000, together with the obligations of Holding under the Agreement with respect to the purchase of such Series B Preferred Stock and Warrants (the "Assignment to HBK"); and
 -----------------

          WHEREAS, the Company, Holding, SCANA and HBK wish to enter into this Amendment to amend the Agreement in connection with the Assignment to SCANA and the Assignment to HBK and to provide for certain other amendments to the Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto agree as follows:

          1.   Defined Terms; Definitions.  Capitalized terms that are used but
               --------------------------
not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement. Capitalized terms that are used in this Amendment and defined herein shall have the same meanings in the Agreement, as amended by this Amendment. The following terms shall have the following meanings:

          "Draw Down Floor Price" shall mean, with respect to any Draw Down
           ---------------------
Closing, the price per share of Common Stock which is equal to 80% of the Draw Down Notice Price.

          "Draw Down Notice Price" shall mean, with respect to any Draw Down
           ----------------------
Closing, the average of the daily Market Prices of the Common Stock for the 20 consecutive trading days ending on the Business Day immediately preceding the date of the Draw Down Notice delivered by the Company with respect to such Draw Down Closing.

          "Draw Down Reference Price" shall mean, with respect to any Draw Down
           -------------------------
Closing, the average of the daily Market Prices of the Common Stock for the 20 consecutive trading days ending on the second Business Day immediately preceding the scheduled Closing Date for such Draw Down Closing.

          "Litigation" shall mean the action entitled Osher v. ITC Holding
           ----------
Company, Inc., et al., Civil Action No. 18837, filed in the Court of Chancery of the State of Delaware, in and for New Castle County.

          "Market Price" shall have the meaning given to such term in the Series
           ------------
B Certificate of Designation.

          "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as
           -----
amended, or any successor federal statute, in each case as the same shall be in effect at the time.

          "Securities Purchase Percentage" shall mean, with respect to any
           ------------------------------
Purchaser, the percentage of the aggregate purchase price of the Preferred Shares to be issued and sold by the Company at any Closing that such Purchaser shall be obligated to purchase at such Closing. Before any reduction of the Commitment Amount pursuant to Section 1.1(c) of the Agreement, as amended by this Amendment, such percentage shall equal:

          (i)   with respect to Holding, 66.666%;

          (ii)  with respect to SCANA, 16.667%; and

          (iii) with respect to HBK, 16.667%.

After any reduction of the Commitment Amount pursuant to Section 1.1(c) of the Agreement, as amended by this Amendment, the Securities Purchase Percentage for any Purchaser as of any date shall be the amount, expressed as a percentage, which is obtained by dividing (x) the aggregate purchase price of the Preferred Shares which may be issued and sold by the Company to such Purchaser under the Agreement from and after such date by (y) the aggregate purchase price of the Preferred Shares which may be issued and sold by the Company to all Purchasers under the Agreement from and after such date.

          "Special Committee" shall mean the special committee of the Company
           -----------------
Board which is composed of James V. Martin and Larry F. Williams as of the date of this Amendment and which thereafter shall include only such additional or replacement directors who are selected by a majority of the members of such special committee and who, with respect to any Draw Down Closing, are not affiliated with, and do not have a direct ownership interest in the capital stock of, any prospective purchaser of Securities pursuant to such Draw Down Closing at the time of the determination of the Special Committee with respect to such Draw Down Closing pursuant to Section 4.17 of the Agreement, as amended by this Amendment.

          2.  Assignments. (a) The Company hereby acknowledges the Assignment to
              -----------
SCANA and the Assignment to HBK.

          (b) By executing and delivering this Amendment, SCANA and HBK each shall be deemed a Purchaser and a Permitted Assignee under the Agreement and, except as expressly provided in the Agreement, as amended by this Amendment, SCANA and HBK each shall be bound by all of the terms, conditions and covenants of the Agreement that are applicable to the Purchaser and to Securities held by the Purchaser. Except as expressly provided in the Agreement, as amended by this Amendment, each reference in the Agreement to "Purchaser" shall be to each of Holding, SCANA and HBK and each reference in the Agreement, as amended by this Amendment, to "Purchasers" shall be to all of Holding, SCANA and HBK.

          (c) The obligations of each Purchaser under the Agreement are several and not joint with the obligations of any other Purchaser, and, subject to Holding's obligations pursuant to the third sentence of Section 9.6 of the Agreement, no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser. Nothing contained in this Amendment or the Agreement shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

          3.   Representation and Warranty of the Company.  The Company
               ------------------------------------------
represents and warrants to each Purchaser that it is an "exempt telecommuni-cations company" as defined in Section 34(a)(1) of PUHCA (an "ETC").
                                                              ---

          4.   Representations and Warranties of SCANA and HBK.  (a)  SCANA and
               -----------------------------------------------
HBK, severally and not jointly, hereby make to the Company as of the date of this Amendment and as of each Closing Date each of the representations and warranties set forth in Article III of the Agreement, excluding the representations and warranties set forth in the last sentence of Section 3.2 and in Sections 3.6 and 3.14 of the Agreement. The representations and warranties of SCANA set forth in the last sentence of Section 3.9 and in Section 3.10(ii)(a) of the Agreement and in the second sentence of Section 4(b)(iii) of this Amendment are made subject to the qualification that the representation and warranty of the Company set forth in Section 3 of this Amendment is true and correct.

          (b) SCANA further represents and warrants to the Company as of the date of this Amendment and as of each Closing Date as follows:

               (i)   SCANA has total assets of at least $250,000,000.

               (ii) SCANA's principal offices and the offices in which it made its decision to purchase the Securities are located in the State of South Carolina.

               (iii) SCANA is registered with the SEC as a public utility holding company under PUHCA. Neither the execution, delivery or performance by SCANA of this Amendment nor the performance by SCANA of the Agreement, as amended by this Amendment, or any of the other Transaction Documents to which SCANA is a party, including the acquisition and ownership of the Securities by SCANA, shall result in the Company or any of its Subsidiaries becoming subject to regulation pursuant to PUHCA or the rules and regulations promulgated thereunder (the "PUHCA Regulations") other than such regulation which is
                -----------------
          applicable to an ETC that is an affiliate of a public utility holding company registered under PUHCA. Neither the Company nor any of its Subsidiaries shall be required prior to, in connection with, or as a result of the acquisition and ownership of Securities by SCANA to make or obtain any Consents, Approvals and Filings with the SEC, the Federal Communications Commission or any other Governmental Entity pursuant to PUHCA or the PUHCA Regulations, other than a filing by the Company with, and a determination by, the Federal Communications Commission with respect to the Company's status as an ETC.

          (c) HBK further represents and warrants to the Company as of the date of this Amendment and as of each Closing Date as follows:

               (i) HBK has total assets of at least $250,000,000 and is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

               (ii) The principal offices of HBK's discretionary investment manager and the offices in which such investment manager made its decision to purchase the Securities are located in the State of Texas.

               (iii) As of the date of this Amendment, HBK is the beneficial owner of less than 5% of the Common Stock outstanding as of such date.

               (iv) Neither HBK nor any Affiliate of HBK shall be required to make or obtain any Consents, Approvals and Filings under the HSR Act in order to purchase Preferred Shares and Warrants at the Initial Closing.

          5.   Amendment of Section 1.1.  (a)  Section 1.1(a) of the Agreement
               ------------------------
is hereby amended by deleting clause (ii) of the first sentence thereof and substituting in lieu thereof the following:

               (ii) Warrants having an initial exercise price per share of Common Stock that is equal to the Applicable Conversion Price (as defined in Section 1.5) of the Preferred Shares issued and sold at such Closing.

          (b) The second paragraph of Section 1.1(b) of the Agreement is hereby amended by adding the following sentence to the end of such paragraph:

               For purposes of this paragraph, the references to the Purchaser shall mean Holding.

          (c) Section 1.1(c) of the Agreement is hereby amended by adding the following sentence to the end of Section 1.1(c):

               Any reduction in the Commitment Amount pursuant to the immediately preceding sentence shall first reduce the aggregate purchase price of the Preferred Shares and Warrants which Holding is obligated to purchase during the Commitment Period until such obligation of Holding is reduced to $0, and shall then reduce, on a pro rata basis in accordance with their respective Securities Purchase Percentages, the purchase price of the Preferred Shares and Warrants which the other Purchasers are obligated to purchase during the Commitment Period.

          (d) Section 1.1 is hereby amended by adding the following paragraph (d):
                 (d) References in this Section 1.1 to the sale of Preferred Shares and Warrants to the Purchaser at any Closing shall mean, as to each Purchaser, the Securities Purchase Percentage of such Purchaser. The obligations of each Purchaser to purchase Preferred Shares and Warrants pursuant to Section 1.1 shall be several and not joint.

          6.     Amendment of Section 1.3. Section 1.3(a) of the Agreement is
                 ------------------------
hereby amended by adding the following provisions to the end of Section 1.3(a):

                 Notwithstanding any other provision of this Agreement, the Company shall have the right, but shall not be obligated, to withdraw any Draw Down Notice and to terminate its obligation under this Agreement to issue the Preferred Shares and Warrants specified in such Draw Down Notice if, with respect to the Draw Down Closing specified in such Draw Down Notice, (i) the Draw Down Reference Price is less than the Draw Down Floor Price and (ii) the Applicable Conversion Price (as calculated in accordance with Section 1.5) of such Preferred Shares would be less than the Initial Series B Conversion Price (as defined in Section 1.5). To exercise such right of withdrawal with respect to any scheduled Draw Down Closing Date, the Company shall provide each Purchaser with written notice of exercise of such withdrawal not later than the second Business Day immediately preceding such scheduled Draw Down Closing Date.

          7.     Amendment of Section 1.5. Section 1.5 of the Agreement is
                 ------------------------
hereby amended by deleting the second sentence thereof and substituting in lieu thereof the following sentence:

                 The Applicable Conversion Price of the Preferred Shares that shall be issued and sold to the Purchaser on each Draw Down Closing Date shall be equal to the lower of (a) the Initial Series B Conversion Price or (b) the sum of (A) the average of the daily Market Prices of the Common Stock for the 20 consecutive trading days ending on the second Business Day immediately preceding such Draw Down Closing Date plus (B) 15% of the amount specified in clause (A).

          8.     Amendment of Article II. (a) Section 2.8 of the Agreement is
                 -----------------------
hereby amended by adding the following after "securities laws" in clause
(iii)(c):

                 or under PUHCA in connection with a determination by the Federal Communications Commission with respect to the Company's status as an ETC,

          (b) Section 2.11 of the Agreement is hereby amended by inserting "Robert W. Baird & Co. Incorporated," immediately before "Banc of America Securities LLC."

          9.     Amendment of Section 4.5. Section 4.5 of the Agreement is
                 ------------------------
hereby amended by deleting "May 31, 2001" and substituting in lieu thereof "June 30, 2001."

          10.    Amendment of Section 4.11. Section 4.11(a) of the Agreement
                 -------------------------
is hereby amended by adding the following sentences to the end of Section
4.11(a):

                 Notwithstanding the preceding sentence, if the Purchaser or any of its authorized representatives becomes legally required pursuant to applicable law or regulation (including securities laws or regulations or the regulations of the NMS or any applicable stock exchange) or regulatory, legal or judicial process (including by deposition, interrogatory, request for documents, subpoena or similar process) to disclose any of the Confidential Information, the Purchaser shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy or waive in writing compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained and such a written waiver has not been received from the Company that would permit such required disclosure, the Purchaser and its authorized representatives shall disclose only that portion of the Confidential Information which the Purchaser is advised in the opinion of its counsel is legally required to be disclosed and shall take all reasonable steps to preserve the confidentiality of the Confidential Information by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

          11.    Amendment of Article IV. Article IV of the Agreement is
                 -----------------------
hereby amended by adding a new Section 4.17, which shall read in its entirety as follows:

               4.17  Special Committee Approval.  The Company shall not issue
                     --------------------------
               and sell any Preferred Shares or Warrants at any Draw Down Closing unless the Special Committee shall have authorized and approved such issuance and sale by the Company at such Draw Down Closing before the Company's delivery of the Draw Down Notice with respect to such Draw Down Closing. Before the Special Committee acts to grant or withhold such authorization and approval, the Special Committee shall engage a nationally recognized investment bank to undertake and present to the Special Committee a review of alternative financing options then available to the Company. Such review shall include an assessment by such investment bank of the following matters:

               (i) the state of public debt, public equity and public convertible securities markets and the Company's ability to participate in such markets;

               (ii) potential private market alternative financing arrangements; and

               (iii)  prospects for financing from strategic investors.

               In determining whether to authorize and approve the issuance and sale of Preferred Shares and Warrants at any Draw Down Closing, the Special Committee shall consider the foregoing matters in the context of timing requirements, execution risk and other factors which the Special Committee shall deem appropriate.

          12.  Amendment of Section 5.2.  Section 5.2 of the Agreement is hereby
               ------------------------
amended by adding the following paragraph (c):

               (c) SCANA shall not Transfer any of the Securities held by SCANA to any Affiliate of SCANA whose acquisition or ownership of such Securities would reasonably be likely to result in the Company or any of its Subsidiaries becoming subject to regulation pursuant to PUHCA or the PUHCA Regulations other than such regulation which is applicable to an ETC that is an affiliate of a public utility holding company registered under PUHCA.

          13.  Amendment of Section 5.4.   Section 5.4 of the Agreement is
               ------------------------
hereby amended and restated in its entirety as follows:

                    5.4 No Short Sales. (a) From the date of this Agreement
                        --------------
                    through the expiration of the Commitment Period, except as provided in Section 5.4(b) with respect to HBK and HBK's Affiliates, the Purchaser shall comply, and shall use its commercially reasonable efforts to cause its Affiliates to comply, with Section 16(c) of the Exchange Act with respect to transactions in the Common Stock to the same extent as if
                    Section 16(c) of the Exchange Act applied by its terms to the Purchaser and such Affiliates.

                    (b) Section 5.4(a) shall not apply to HBK or its Affiliates, which shall instead be subject to this Section 5.4(b). From the date of this Agreement until such date as HBK no longer owns any Securities, HBK shall not engage in any Short Sales and shall use its commercially reasonable efforts to cause its Affiliates not to engage in any Short Sales. For purposes of this Section 5.4(b), "Short Sale" shall mean,
                                                      ----------
                    with respect to HBK or any Affiliate thereof, a sale of Common Stock executed at a time when HBK or such Affiliate, as the case may be, has no equivalent offsetting long position in the Common Stock. For purposes of determining whether HBK or any Affiliate thereof has an equivalent offsetting long position in the Common Stock, the following shares of Common Stock shall be included as if held long by HBK or such Affiliate as of any date:

                    (i) shares of Common Stock issuable within 60 days after such date upon conversion or exercise of convertible securities, including Preferred Shares and Warrants, but excluding Convertible Notes acquired by HBK or such Affiliate after May 1, 2001, which are issued and outstanding and owned by HBK or such Affiliate as of such date;

                    (ii) shares of Common Stock issuable upon conversion or exercise of Preferred Shares and Warrants to be issued and sold to HBK at (A) the Initial Closing and (B) any Draw Down Closing as set forth in the Draw Down Notice relating to such Draw Down Closing, from and after the date the Company shall deliver such Draw Down Notice to HBK; and

                    (iii) shares of Common Stock which HBK or such Affiliate shall be obligated to purchase pursuant to any contract other than this Agreement within 60 days after such date.

                    For the avoidance of doubt, a call option shall not be deemed to be a contract of the type referred to in clause
                    (iii) above. In engaging in transactions in the Common Stock, HBK shall comply, and shall use its commercially reasonable efforts to cause its Affiliates to comply, with Sections 9 and 10 of the Exchange Act and the regulations thereunder.

               14.  Amendment of Article VI.  Holding, SCANA and HBK hereby
                    -----------------------
agree with the Company that the pendency of the Litigation shall not constitute a failure of any condition to the obligations of Holding, SCANA or HBK to consummate the transactions contemplated by the Agreement to be consummated at any Closing if there is filed with the Court of Chancery of the State of Delaware, in and for New Castle County, before the Initial Closing a Stipulation of Settlement on substantially the same terms and conditions which are set forth in the Memorandum of Understanding dated May 29, 2001 with respect to the Litigation.

               15.  Amendment of Section 7.1.  Section 7.1(b) is hereby
                    ------------------------
amended by deleting "June 30, 2001" and substituting in lieu thereof "July 31, 2001."

               16.  Amendment of Section 7.2.  Section 7.2 of the Agreement is
                    ------------------------
hereby amended by deleting therefrom the reference to Sections "4.1, 4.11, 9.2, 9.3, 9.4, 9.8, 9.9, 9.15, 9.16 and 9.17" and substituting in lieu thereof the reference to Sections "4.1, 4.6, 4.8, 4.11, 9.1, 9.2, 9.3, 9.4, 9.8, 9.9, 9.13,
9.14, 9.15, 9.16, 9.17 and 9.18."

               17.  Amendment of Section 9.1.  Section 9.1 of the Agreement is
                    ------------------------
hereby amended by deleting clause (ii) of the definition of "Maximum Draw Down Amount" set forth in Section 9.1 and substituting in lieu thereof the following:

                    (ii) for the initial Draw Down, $40,000,000, and for any subsequent Draw Down, $30,000,000.

               18.  Amendment of Section 9.11.  Section 9.11 of the Agreement is
                    -------------------------
hereby amended by deleting the first sentence thereof and substituting in lieu thereof the following sentence:

                    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent thereto of the Company, Holding, SCANA and HBK; provided that the consent of SCANA and HBK shall not be required to amend this Agreement solely in connection with the assignment by Holding of its right to purchase Preferred Shares and Warrants under the Agreement in accordance with
                    Section 9.6 of the Agreement unless such amendment adversely affects the rights of SCANA or HBK hereunder, in which event SCANA or HBK, as the case may be, shall be required to consent to such amendment before it shall become effective.

               19.  Amendment of Section 9.9.  Section 9.9 of the Agreement is
                    ------------------------
hereby amended by deleting the last sentence thereof and substituting in lieu thereof the following sentence:

                    Notices, demands, requests, consents or other communications required or desired to be delivered to any Permitted Assignee or any permitted transferee of the Purchaser having rights or obligations pursuant to this Agreement shall be addressed to such Person at the address and/or to the attention of such person as such Person shall designate by written notice to the Company.

               20.  Amendment of Registration Rights Agreement in the Form of
                    ----------------------------------------------------------
Exhibit 4.13.  (a) Section 4(a)(1) of the Registration Rights Agreement is
------------
hereby amended by deleting the first sentence thereof and substituting in lieu thereof the following sentence:

                    The Company shall file the Initial Shelf Registration Statement with the SEC not later than (x) 180 days following the Initial Closing Date or (y) such later date not later than December 31, 2001 as the Initial Purchaser shall designate in a written notice to the Company delivered within 150 days following the Initial Closing Date.

               (b) Section 6(b) of the Registration Rights Agreement is hereby amended by adding "use commercially reasonable efforts to" immediately before "ensure" in each of the first and second sentences of Section 6(b).

               (c) Section 15 of the Registration Rights Agreement is hereby amended by adding the following at the end of the first sentence of Section 15:

                    ; provided, that if any such amendment, modification, supplement, waiver or consent would adversely affect any Holder of Registrable Securities relative to any Holder or Holders of Registrable Securities voting in favor of such amendment, modification, supplement, waiver or consent, such amendment, modification, supplement, waiver or consent shall also require the written consent of such Holder or Holders, as the case may be, of a majority of the outstanding Registrable Securities held by all Holders so adversely affected.

          21.  Binding Effect.  This Amendment shall be binding upon and inure
               --------------
to the benefit of the parties hereto and their heirs, executors, administrators, successors and permitted assigns.

          22.  Assignment by SCANA.  From and after the date of this Amendment,
               -------------------
SCANA shall have the right, without the prior written consent of the Company or the other Purchasers, to assign all of its rights, obligations and liabilities under the Agreement, as amended by this Amendment, to a single direct or indirect wholly owned subsidiary of SCANA, provided that, unless (i) such assignee subsidiary shall have, and shall have furnished Holding and the Company with information that establishes that it has, total assets of at least $250,000,000, or (ii) SCANA or a direct or indirect wholly owned subsidiary of SCANA with total assets of at least $250,000,000 shall have executed a guarantee, in form and scope satisfactory to Holding and the Company, of the performance of such assignee subsidiary's obligations and liabilities under the Agreement, as amended by this Amendment, no such assignment shall relieve SCANA of its obligations or liabilities under the Agreement, as amended by this Amendment. As a condition of any such assignment, such assignee subsidiary shall be deemed to have made all of the representations and warranties of SCANA set forth in the Agreement, as amended by this Amendment (excluding the representations and warranties set forth in Sections 4(b)(i) and (b)(ii) of this Amendment, to the extent not applicable to such assignee subsidiary, and in the first sentence of Section 4(b)(iii) of this Amendment). From and after the effective date of any such assignment, all references in the Agreement, as amended by this Amendment, to SCANA shall be to such assignee subsidiary unless the context requires otherwise.

          23.  Enforceability and Interpretation.  It is the intention of the
               ---------------------------------
parties to this Amendment that the terms and provisions contained in this Amendment shall be enforceable to the fullest extent permitted by law. If any term or provision of this Amendment or the application thereof to any Person or circumstance is construed to be illegal, invalid or unenforceable, in whole or in part, then such term or provision shall be construed in such a manner as to permit its enforceability under applicable law to the fullest extent permitted by such law. In any case, the remaining terms and provisions of this Amendment or the application thereof to any Person or circumstance, except those terms and provisions which have been held illegal, invalid or unenforceable, shall remain in full force and effect.

          24.  Counterparts.  This Amendment may be executed simultaneously in
               ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts taken together shall constitute one and the same Amendment.

          25.  Captions.  Captions to the Sections in this Amendment are for the
               --------
convenience of the parties only and shall not affect the meaning or interpretation of this Amendment.

          26.  Additional Documents.  At any time or from time to time after the
               --------------------
date of this Amendment, the Company, on the one hand, and each Purchaser, on the other hand, agree to cooperate with each other, and at the request of any party, to execute and deliver any further instruments or documents and to take all such further action as such other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Amendment and to otherwise carry out the intent of the parties hereunder.

          27.  Governing Law.  This Amendment shall be governed in all respects,
               -------------
including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.


                           [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

                                              COMPANY:


                                              ITC/\DELTACOM, INC.


                                              By: /s/ Douglas A. Shumate
                                                 ---------------------------
                                              Name:  Douglas A. Shumate
                                              Title: Senior Vice President

                                              PURCHASERS:

                                              ITC HOLDING COMPANY, INC.


                                              By:  /s/ Kimberley E. Thompson
                                                 ------------------------------
                                              Name:  Kimberley E. Thompson
                                              Title: Senior Vice President


                                              SCANA CORPORATION


                                              By: /s/ Mark R. Cannon
                                                  ----------------------------
                                              Name:  Mark R. Cannon
                                              Title: Controller


                                              HBK MASTER FUND, L.P.
                                              By:  HBK Investments L.P.,
                                                   Investment Manager


                                              By: /s/ Kevin A. O'Neal
                                                 ----------------------------
                                                 Authorized Signatory